AMENDED AND RESTATED
                               CREDIT AGREEMENT

                         Dated as of November 21, 1996

                                    between

                          Weingarten Realty Investors

                                      and

                   Texas Commerce Bank National Association,
                     as Agent, and individually as a Bank,
                                      and
The  Banks  Defined  Herein
                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

ARTICLE  I          DEFINITIONS  AND  ACCOUNTING  TERMS
1.01.          Certain  Defined  Terms                                       1
1.02.          Other  Defined  Terms.                                       16

ARTICLE  II          AMOUNTS  AND  TERMS  OF  THE  ADVANCES; LETTERS OF CREDIT
2.01.          The  Revolving Credit Loan; Letters of Credit; Term Loan     16
2.02.          Making  the  Advances  on  the  Revolving  Credit  Loan      19
2.03.          Issuing  the  Letters  of  Credit                            20
2.04.          Fees                                                         29
2.05.          Reduction  of  the  Commitments                              31
2.06.          Interest                                                     31
2.07.          Additional  Interest  on  LIBOR  Rate  Advances              32
2.08.          Interest  Rate  Determination  and  Protection               33
2.09.          Voluntary  Interest  Conversion  of  Advances                34
2.10.          Funding  Losses  Relating  to  LIBOR  Rate  Advances         34
2.11.          Extension  of  Commitments                                   35

ARTICLE  III          PAYMENTS,  PREPAYMENTS,  INCREASED  COSTS  AND  TAXES
3.01.          Payments  and  Computations                                  36
3.02.          Voluntary  Prepayments                                       37
3.03.          Mandatory  Prepayments                                       37
3.04.          Increased  Costs;  Capital  Adequacy                         38
3.05.          Taxes                                                        38
3.06.          Certificate  of  Bank                                        39

ARTICLE  IV          CONDITIONS  OF  LENDING
4.01.      Conditions Precedent to Initial Advances and Issuance of Letters of
Credit          39
4.02.          Conditions  Precedent  to  Each  Borrowing                   41

ARTICLE  V          REPRESENTATIONS  AND  WARRANTIES
5.01.          Existence                                                    41
5.02.          Financial  Condition                                         42
5.03.          Use  of  Proceeds;  Margin  Stock                            42
5.04.          Binding  Obligations                                         42
5.05.          No  Conflict  or  Resultant  Lien                            43
5.06.          Compliance  with  Other  Agreements                          43
5.07.          No  Consent                                                  43
5.08.          Litigation                                                   43
5.09.          Taxes;  Governmental  Charges                                43
5.10.          Full  Disclosure                                             43
5.11.          Investment  Company  Act                                     44
5.12.          Compliance  with  Law                                        44
5.13.          ERISA                                                        44
5.14.          No  Default  or  Event  of  Default                          44
5.15.          Permits  and  Licenses                                       44
5.16.          Insurance                                                    44

ARTICLE  VI          AFFIRMATIVE  COVENANTS  OF  THE  BORROWER
6.01.          Reporting  and  Notice  Requirements                         45
6.02.          Maintenance                                                  47
6.03.          Insurance                                                    48
6.04.          Taxes  and  Other  Claims                                    48
6.05.          Right  of  Inspection                                        48
6.06.          Guarantees  of  Subsidiaries                                 48
6.07.          Compliance  with  Law                                        49
6.08.          Delivery  of  Certain  Certificates                          49

ARTICLE  VII          NEGATIVE  COVENANTS
7.01.          Liens,  Etc                                                  49
7.02.          Limitations  on  Incurrence  of  Debt                        49
7.03.          Unimproved  Real  Property                                   50
7.04.          Sale  or  Other  Disposition  of  Real  Property             50
7.05.          Mergers;  Consolidations                                     51
7.06.          Investments,  Loans,  and  Advances                          51
7.07.          Coverage  Ratio                                              52
7.08.          Transactions  with  Affiliates                               53
7.09.          Change  of  Business                                         53
7.10.          Intentionally  Omitted                                       53
7.11.          Amendment  of  Organizational  Documents                     53
7.12.          Guarantees                                                   53
7.13.          Assets  Retained                                             54

ARTICLE  VIII          EVENTS  OF  DEFAULT
8.01.          Events  of  Default                                          55

ARTICLE  IX          THE  AGENT
9.01.          Authorization  and  Action                                   57
9.02.          Agent's  Reliance,  Etc                                      57
9.03.          TCB  and  Affiliates                                         58
9.04.          Bank  Credit  Decision                                       58
9.05.          Indemnification                                              58
9.06.          Successor  Agent                                             59
9.07.          Agent's  Reliance                                            60
9.08.          Defaults                                                     60

ARTICLE  X          MISCELLANEOUS
10.01.          Amendments,  Etc                                            60
10.02.          Notices,  Etc                                               61
10.03.          No  Waiver;  Remedies                                       61
10.04.          Costs,  Expenses  and  Taxes                                61
10.05.          Right  of  Set-off                                          62
10.06.          Sharing  of  Payments,  Etc.                                62
10.07.          Binding  Effect                                             62
10.08.          Assignments  and  Participations                            62
10.09.          Limitation  on  Agreements                                  64
10.10.          Severability                                                65
10.11.          Governing  Law                                              66
10.12.          SUBMISSION  TO  JURISDICTION;  WAIVERS                      66
10.13.          Execution  in  Counterparts                                 66
10.14.          Liability  of  Borrower                                     66
10.15.          FINAL  AGREEMENT                                            67

                                   EXHIBITS

Exhibit 1.01-A   -  Form of Guaranty
Exhibit 1.01-B   -  Existing Letters of Credit
Exhibit 1.01-C   -  Definitions Governing Letters of Credit Supporting Bonds
Exhibit 2.02(a)  -  Notice of Borrowing
Exhibit 2.02(c)  -  Form of Notes
Exhibit 2.03     -  Form of Letter of Credit Request
Exhibit 2.09     -  Form of Notice of Interest Conversion
Exhibit 5.01     -  Subsidiaries
Exhibit 5.08     -  Material Litigation
Exhibit 6.01(c)  -  Form of Compliance Certificate
Exhibit 10.08    -  Form of Assignment and Acceptance



                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                         Dated as of November 21, 1996


          Weingarten Realty Investors, a Texas real estate investment trust (the "Borrower"), Texas Commerce Bank National Association, a national banking
      --------
association (in its individual capacity, "TCB"), NationsBank of Texas, N.A., a
                                          ---
national banking association, ("NationsBank"), Signet Bank ("Signet"), Commerzbank, A.G., a domestic branch of a bank organized under the laws of Germany ("Commerzbank"), The Sumitomo Bank, Limited, a Japanese banking corporation ("Sumitomo") and any bank that may hereafter become a party hereto in accordance with the provisions hereof (each individually, a "Bank"
                                                                         ----
and collectively, the "Banks"),  TCB as Agent hereunder (in such capacity, the
                       -----
"Agent") for the Banks hereunder,  NationsBank, in its capacity as Documentary
 -----
Agent hereunder, and Commerzbank, in its capacity as Co-Agent hereunder, hereby agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION  1.01.        Certain Defined Terms.  As used in this Credit
                                ---------------------
Agreement  (the  "Agreement"),  the  following  terms shall have the following
                  ---------
meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act"  shall  have  the  meaning  specified  in  Section  5.01.
      ---

     "Adjusted  Net  Proceeds"  has  the  meaning  specified  in Section 7.04.
      -----------------------

     "Advance"  means  the  Revolving  Credit Advances provided for in Section
      -------
2.01(a) hereof, and on and after the Conversion Date, means the Term Loan Advances provided for in Section 2.01(c).

     "Affiliate"  means  any Person which, directly or indirectly, controls or
      ---------
is controlled by or is under common control with another Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

     "Annual  Date"  means,  during  the  first  365  days of the term of this
      ------------
Agreement, the date which is 364 days from and after the Closing Date, and thereafter, means the anniversary of such date in each succeeding year.

     "Annual Service Charge" means, for any Calculation Period, the sum of (i)
      ---------------------
the amount accrued during such period in respect of interest (including the interest component of Capitalized Lease obligations) and original issue discount of Debt of the Borrower and its Subsidiaries, plus (ii) amounts
                                                             ----
accrued by the Borrower and its Subsidiaries in respect of Disqualified Stock (including, without limitation, dividends payable thereon).

     "Applicable  Margin" shall mean with respect to any Advance, the rate per
      ------------------
annum for the respective Type of Advance indicated below for the credit rating assigned to (or in respect of) long-term, senior unsecured Debt of the Borrower by S&P, as reflected on the most recent Compliance Certificate of the Borrower delivered in accordance with Section 6.01(c), or the most recent Rating Certificate delivered in accordance with Section 6.01(h), as the case may be, and shall become effective with respect to each such Advance requested by the Borrower on the applicable Calculation Date, and shall remain in effect to (but not including) the next Calculation Date:


If the credit rating determined
on any Calculation Date is:      The Applicable Margin for the Type of
-------------------------------
                                         Advance indicated is:
                                 -------------------------------------

                                                                           For      For a
                                                                        Revolving    Term
                                                                          Loan:     Loan:
                                                                        ----------  ------

A+, A or A-, or better           (a)  LIBOR Rate Advance                      .40%    .65%
                                 (b)  Effective Federal Funds
                                 Rate Advance                                 .58%    .83%
BBB+                             (a)  LIBOR Rate Advance                      .65%    .90%
                                 (b)  Effective Federal Funds
                                 Rate Advance                                . 83%   1.08%
BBB,BBB-                         (a)  LIBOR Rate Advance                      .85%   1.10%
                                 (b)  Effective Federal Funds
                                 Rate Advance                                1.03%   1.28%
BB+ and below                    (a)  LIBOR Rate Advance                     1.25%   1.50%
                                 (b)  Effective Federal Funds                1.43%
                                 Rate Advance                                        1.68%

     ; provided that, if at any time no such credit rating shall be assigned to (or in respect of) long-term, senior unsecured Debt of the Borrower by S&P, the "Applicable Margin" shall mean the rate per annum for the respective Type of Advance indicated below for the Coverage Ratio in effect, as reflected on the most recent Compliance Certificate of the Borrower delivered to the Agent in accordance with Section 6.01(c), or the most recent Rating Certificate delivered in accordance with Section 6.01(h), as the case may be, and shall become effective with respect to each such Advance requested by the Borrower on the applicable Calculation Date, and shall remain in effect to (but not including) the next Calculation Date:



If the Coverage Ratio             The Applicable Margin for the
determined on any Calculation     Type of Advance indicated is:
--------------------------------  --------------------------------
Date is:                                                            For Revolving
--------------------------------                                    --------------
                                                                    Loan:           For a Term
                                                                    --------------  -----------
                                                                                    Loan
                                                                                    -----------
                                  (a) LIBOR Rate Advance                      .40%
Greater than 3.0 to 1.0           (b) Effective Federal Funds Rate                         .65%
                                  Advance                                     .58%
                                                                                           .83%

                                  (a) LIBOR Rate Advance
Equal to or less than 3.0 to 1.0  (b) Effective Federal Funds Rate            .65%
                                  Advance                                                  .90%
                                                                              .83%        1.08%



The Applicable Margin shall be computed by the Agent on each Calculation Date, and the Agent shall notify the Borrower and the Banks of the Applicable Margin.

     "Assignee"  has  the  meaning  specified  in  Section  10.08(a)  hereof.
      --------

     "Assignment and Acceptance" has the meaning specified in Section 10.08(a)
      -------------------------
hereof.

     "Borrowing"  means  a    revolving  credit  loan  borrowing under Section
      ---------
2.01(a) hereof consisting of one Revolving Credit Advance from each Bank, of the same Type made on the same day.

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized to close in Houston, Texas and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on in the London interbank market.

     "Calculation  Date"  means (i) the Closing Date, and (ii) a date which is
      -----------------
the earlier of (A) the date of delivery of a Compliance Certificate in accordance with Section 6.01(c), or (B) the date that such Compliance Certificate is required to be delivered pursuant to Section 6.01(c), and (C) with respect to a Rating Certificate, the date of such Rating Certificate.

     "Capital  Shares" means, with respect to any Person, any capital stock or
     ----------------
capital shares (including without limitation, preferred stock or shares), interests, participations or other ownership interests (however designated) of such Person, and any rights, warrants or options to purchase any thereof.

     "Capitalized  Lease"  means  any  lease  of  any  property (whether real,
      ------------------
personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the lessee.

     "Cash  Equivalents"  means  (a)  marketable  direct obligations issued or
      -----------------
unconditionally guaranteed by the United States Government or issued by an agency thereof or by the Federal National Mortgage Association; (b) commercial paper maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Agent); (c) investments in repurchase agreements backed by securities described in clause
(a) hereof; and (d) domestic and eurodollar certificates of deposit or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any Bank or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having capital of not less than $100,000,000.

     "Closing  Date"  means  the  date  the  Agreement  becomes  effective  in
      -------------
accordance  with  Article  IV.
      --

     "Code"  means  the Internal Revenue Code of 1986, as amended from time to
      ----
time,  and  any  successor  statute.

     "Commitment"  means,  as  to any Bank, such Bank's Pro Rata Percentage of
      ----------
$200,000,000, as such amount is set forth on the signature pages hereof with respect to each Bank on and as of the Closing Date, and as it may be reduced from time to time in accordance with Section 2.05, and, prior to the Conversion Date, includes its commitment in respect of the Revolving Credit Loan as described in Section 2.01(a), its Letter of Credit Commitment, and on and subsequent to the Conversion Date, includes its commitment in respect of the Term Loan, as described in Section 2.01(c) and its Letter of Credit Commitment (but limited to those Letters of Credit issued prior to the Conversion Date); and "Commitments" means, collectively, the Commitments for
                         -----------
all  the  Banks.

     "Compliance  Certificate"  has  the meaning specified in Section 6.01(c).
      -----------------------

     "Consent  Period"  has  the  meaning  specified  in  Section  2.11.
      ---------------

          "Conversion  Date"  has the meaning specified in Section 2.01(c)(i).
           ----------------

     "Coverage  Ratio"  has  the  meaning  specified  in  Section  7.07.
      ---------------

     "Debt"  of  the  Borrower or any Subsidiary means any indebtedness of the
      ----
Borrower, or any Subsidiary, whether or not contingent, in respect of (without duplication):

     (i) borrowed money, or obligations evidenced by bonds, notes, debentures or similar instruments,

     (ii) the portion of indebtedness secured by any Lien existing on property owned by the Borrower or any Subsidiary,

     (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit or similar instruments issued or confirmed by banks or other financial institutions for the account of the Borrower or any Subsidiary,

     (iv) amounts representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes trade payables) or conditional sale obligations or obligations under any title retention agreement,

     (v) the principal amount of all obligations of the Borrower or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or,

     (vi)          Guaranties,  or

     (vii) obligations of the Borrower or any Subsidiary as lessee under a Capitalized Lease; provided that the items of indebtedness under (i), (ii),
(iii) and (iv) above shall be deemed to be Debt only to the extent that any such items (other than obligations in respect of letters of credit) would appear as a quantified liability on the Borrower's consolidated balance sheet in accordance with GAAP (as distinguished from being referred to in the notes to such Financial Statement).

     The term "Debt" shall not include (x) contingent liabilities relating to deposit and/or endorsement of checks in the ordinary course of business of the Borrower or any Subsidiary; or (y) guaranties or contingent liabilities under leases customarily undertaken or incurred by Borrower or any Subsidiary in the ordinary course of business as either landlord or tenant. The term "Debt" includes the Borrower's and Subsidiaries' share of debt of partnerships and joint ventures (other than debt that is non-recourse to the Borrower or its Subsidiaries) which are accounted for on the Borrower's Financial Statements under the equity method of accounting.

     "Debtor  Laws"  means  all  applicable  liquidation,  conservatorship,
      ------------
bankruptcy,  moratorium, arrangement, receivership, insolvency, reorganization
      --
or similar laws or general equitable principles from time to time in effect affecting the rights of creditors generally.

     "Default"  means  any  event  which,  with the lapse of time or giving of
      -------
notice,  or  both,  would  constitute  an  Event  of  Default.

     "Disqualified  Stock"  means,  with  respect  to  any Person, any Capital
      -------------------
Shares of such Person, which by the terms thereof (or by the terms of any security or instrument into which such Capital Shares are convertible or for which such Capital Shares are exchangeable or exercisable) upon the happening of any event or otherwise, (i) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) are convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (iii) are redeemable at the option of the holder thereof, in whole or in part, in each case on a date prior to the stated maturity of the Notes.

     "Effective  Federal  Funds  Rate"  means the Federal Funds Rate, plus the
      -------------------------------
Applicable  Margin.

     "Effective  Federal  Funds  Rate  Advance"  means  an Advance which bears
      ----------------------------------------
interest  at  the Effective Federal Funds Rate as provided in Section 2.06(b).

     "ERISA"  means  the  Employee  Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA  Affiliate"  means any Subsidiary or trade or business (whether or
      ----------------
not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the rules and regulations thereunder.

     "ERISA  Event"  means  any  of  the  following events:  (a) a "Reportable
      ------------
Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provisions for the 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower from a PBGC Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Borrower under Section 4064 of ERISA, (c) the distribution of a notice of intent to terminate a PBGC Plan pursuant to
Section 4041(c) of ERISA or the treatment of a PBGC Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a PBGC Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any PBGC Plan.

     "Eurocurrency  Liabilities"  has  the  meaning  assigned  to that term in
      -------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Events  of  Default"  has  the  meaning  specified  in  Section  8.01.
      -------------------

     "Existing Debt" means all indebtedness of the Borrower to the Prior Banks
      -------------
under  or  in connection with  the Prior Credit Agreement, the Prior Notes and
the  Existing    Letters  of  Credit.

     "Federal  Funds  Rate"  means,  as  of any particular date, a fluctuating
      --------------------
interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Existing  Letters of Credit" means the Letters of Credit issued pursuant
      ---------------------------
to  the  Prior    Credit  Agreement and outstanding as of the Closing Date, as described  on  Exhibit  1.01-B  hereto.

     "Fees"  means  the  Unused Borrowing Commitment Fee, the Letter of Credit
      ----
Fee  and  the  Issuance  Fee.

     "Financial  Statements"  shall mean statements of the financial condition
      ---------------------
of the Borrower and its Subsidiaries on a consolidated basis as set forth in the Borrower's Annual Report on Form 10K for each calendar year, or in the Borrower's Quarterly Report on Form 10-Q for each quarterly accounting period, and filed with the Securities and Exchange Commission, or if such filing is not permitted or required at any time, financial statements in such form of the Borrower and its Subsidiaries on a consolidated basis, delivered to the Agent and, in such event, for quarterly financial statements, certified by a Responsible Officer as presenting fairly the consolidated financial position of the Borrower and its Subsidiaries as of the date indicated and the results of their operations for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end adjustments, and for year-end financial statements together with the unqualified opinion of Deloitte & Touche, or other independent public accountants of recognized national standing selected by the Borrower, stating that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the date indicated and the consolidated results of their operations and changes in financial position for the period indicated in conformity with GAAP, consistently applied.

     "Funds  from  Operations" means for any Calculation Period, net income of
      -----------------------
the  Borrower  and  its  Subsidiaries  plus  (i) each of the following, to the
                                       ----
extent  actually  deducted  in arriving at such net income during such period:
(A) depreciation and amortization expenses, (B) the amount accrued during such period in respect of interest (including the interest component of Capitalized Lease obligations) and original issue discount of Debt of the Borrower and its Subsidiaries, and (C) extraordinary charges plus (ii) the excess, if any, of
                                              ----
the share of distributable funds allowable under any joint venture or partnership which is not a Guarantor over net income from such joint venture or partnership, minus (iii) each of the following to the extent actually
                  -----
included in arriving at such net income during such period: (x) gains on the sale or disposition of properties and investment securities of the Borrower and its Subsidiaries, and (y) the excess, if any, of net income from any joint venture or partnership which is not a Guarantor, over the share of distributable funds allowable under the applicable joint venture or partnership agreement.

     "GAAP"  means  generally  accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board.

     "Governmental  Authority" means any (domestic or foreign) federal, state,
      -----------------------
county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency (including, without limitation, the Environmental Protection Agency), or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

     "Governmental  Requirement"  means  any  order,  permit,  law,  statute
      -------------------------
(including,  without  limitation,  any  statute  enacted in connection with or
      --
relating to the protection or regulation of the environment), code, ordinance, rule, regulation, certificate, or other direction or requirement of any Governmental Authority.

     "Guarantor"  means  each  Subsidiary  which is a corporation, 100% of the
      ---------
capital stock of which is owned by the Borrower, or a Subsidiary, and that has executed or will execute a Guaranty Agreement, including without limitation, each Guaranty Agreement executed in accordance with Section 6.06 herein.

     "Guaranty" or "Guarantees" has the meaning specified in Section 7.12, and
      --------      ----------
does not include a "Guaranty Agreement", executed in favor of the Banks in connection with this Agreement.

     "Guaranty  Agreement"  means  an  Amended and Restated Guaranty Agreement
      -------------------
executed  by  each  Guarantor    substantially  in the form of Exhibit 1.01-A,
attached  hereto.

     "Highest  Lawful  Rate"  means,  with  respect  to each Bank, the maximum
      ---------------------
nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to any Note or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under laws applicable to such Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect.

     "Interest  Period"  means, for each LIBOR Rate Advance comprising part of
      ----------------
the same Borrowing, or in the case of a Term Loan, for each Term Advance, the period commencing on the date of such Advance or the date of the conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be seven (7) days or one, two or three months, as the Borrower may, upon notice received by the Agent have selected in accordance with
Section  2.02;  provided  however,  that:
                --------

     (i) the duration of any Interest Period which commences before any principal repayment date required hereunder and would otherwise end (but for this provision) after such date shall end on such date; and

     (ii) whenever the last day of any Interest Period would otherwise (but for this provision) occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that, if such extension would cause the last day of
                --------
such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Interest  Rate  Agreements"  shall have the meaning specified in Section
      --------------------------
8.01(i).

     "Investment" of any Person means any investment so classified under GAAP,
      ----------
and, whether or not so classified, includes (a) any direct or indirect loan or advance made by it to any other Person, whether by means of stock purchase, loan, advance or otherwise, (b) any capital contribution to any other Person, and (c) any ownership or similar interest in any other Person.

     "Issuing  Bank"  means  TCB.
      -------------

     "Issuance  Fee"  has  the  meaning  specified  in  Section  2.04(b).
      -------------

     "Letter  of  Credit"  means the letters of credit provided for in Section
     -------------------
2.01 hereof, and shall include, without limitation, the Special Letters of Credit and the Bond Support Letters of Credit.

     "Letter of Credit Commitment" means, as to any Bank, such Bank's Pro Rata
     ----------------------------
Percentage of $50,000,000, as such amount may be reduced from time to time pursuant to the terms and provisions hereof, and "Letter of Credit Commitments" means, collectively, the Letter of Credit Commitments for all the Banks.

     "Letter  of  Credit  Fee"  has  the meaning specified in Section 2.04(b).
      -----------------------

     "Letter  of  Credit Request" has the meaning specified in Section 2.03(a)
      --------------------------
hereof.

     "LIBOR  Rate" means, for any Interest Period for each LIBOR Rate Advance,
      -----------
an interest rate per annum determined by the Agent to be the average (rounded, if necessary, to the nearest whole multiple of one thirty-second of one percent (1/32%) if such average is not a multiple thereof) of the rate per annum at which deposits in U.S. dollars are offered to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, in an amount substantially equal to such LIBOR Rate Advance and for a period equal to such Interest Period.

     "LIBOR  Rate  Advance" means an Advance which bears interest at the LIBOR
      --------------------
Rate  as  provided  in  Section  2.06(a).

     "LIBOR  Rate  Reserve Percentage" of any Bank for any Interest Period for
      -------------------------------
any LIBOR Rate Advance means the reserve percentage, if any, applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, expressed as a percentage per annum) for such Bank with respect to liabilities or assets consisting of or including eurocurrency liabilities having a term equal to such Interest Period.

     "Lien"  means  any  claim,  mortgage,  deed  of  trust,  pledge, security
      ----
interest,  encumbrance,  lien,  or  charge  of  any  kind  (including, without
      -
limitation,  any agreement to give any of the foregoing), any conditional sale
      -
or other title retention agreement, or the interest of the lessor under any Capitalized Lease (but otherwise excluding leases).

     "Loan  Documents" means this Agreement, the Notes, the Letters of Credit,
      ---------------
the Guaranty Agreements, and any document or instrument executed in connection with the foregoing.

     "Majority  Banks"  means  at  any time Banks holding at least 66 % of the
      ---------------
then aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66 % of the Commitments.

     "Margin  Stock"  shall  have  the meaning assigned to such term in any of
      -------------
Regulation  G,  T,  U  or  X.

          "Moody's"  means  Moody's  Investors  Service,  Inc.
           -------

     "Multiemployer  Plan"  means a "multiemployer plan" as defined in Section
     --------------------
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

     "Net  Proceeds" means with respect to the disposition of Real Property of
      -------------
the Borrower permitted by Section 7.04 hereof, all proceeds realized from such disposition after deducting: (i) any withholding taxes arising from the disposition of assets located outside of the United States; (ii) the ordinary and customary out-of-pocket costs of such disposition; and (iii) amounts applied to the repayment of Debt secured by Liens on such Real Property, to the extent such Liens were not prohibited hereunder. "Net Proceeds" shall also include proceeds of insurance with respect to an actual or constructive loss of such property, an agreed or compromised loss of such property or the taking of any such property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of property under the power of eminent domain.

     "Non-Recourse Debt" of any Person means Debt of such Person in respect of
      -----------------
which (other than with respect to agreements in respect of such Debt regarding the occurrence of certain wrongful acts or misapplication of funds) (i) the recourse of the holder of such Debt, whether direct or indirect and whether contingent or otherwise, is effectively limited to the assets directly securing such Debt; and (ii) such holder may not collect by levy of execution against assets of such Person generally (other than the assets directly securing such Debt) if such Person fails to pay such Debt when due and the holder obtains a judgment with respect thereto.

     "Note"  or  "Notes"  has  the  meaning  specified  in  Section  2.02(c).
      ----        -----

     "Notice  of  Borrowing"  has  the  meaning  specified in Section 2.02(a).
      ---------------------

          "Notice  of  Conversion"  has  the meaning specified in Section 2.01
           ----------------------
(c)(i).

     "Notice  of  Interest  Conversion"  has  the meaning specified in Section
      --------------------------------
2.09.

     "Obligations"  means  all  of  the  obligations  of  the Borrower and its
      -----------
Subsidiaries now or hereafter existing under the Loan Documents to which it is a party, whether for principal, interest, fees, expenses, indemnification or otherwise.

     "Organizational  Document"  has the meaning set forth in Section 4.01(d).
      ------------------------

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation.
      ----

     "Permitted Debt" means Debt which does not exceed the limits specified in
      --------------
Section  7.02.

          "Permitted  Liens"  means:
           ----------------

          (a) non-consensual Liens imposed by operation of law including, without limitation, Liens for taxes not yet delinquent, landlord Liens for rent not yet due and payable, and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages, or accounts payable not yet delinquent and arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment,
           --------
sequestration, foreclosure, or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

          (b) easements, rights-of-way, restrictions, and other similar Liens or imperfections to title which do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the Property encumbered thereby or materially impair the value of such Property subject thereto for its intended purpose;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; and

          (d) UCC protective filings with respect to personal property leased to the Borrower or any Subsidiary.

     "Person"  means  an  individual,  partnership,  corporation  (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means any employee benefit plan within the meaning of Section 3(3)
      ----
of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any ERISA Affiliate.

     Prior Banks" means banks and other financial institutions holding a Prior
     -----------
Note issued by the Borrower to such Prior Bank under the Prior Credit Agreement, including such Prior Banks which are parties to this Agreement.

     "Prior  Credit  Agreement" shall have the meaning specified for such term
      ------------------------
in  Section  4.01(i)  hereof.

     "Property"  means any interest or right in any kind of property or asset,
      --------
whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

     "Pro  Rata  Percentage"  or  "ratably"  means  as  to any Bank a fraction
      ---------------------
(expressed as a percentage) the numerator of which shall be the aggregate original principal amount of such Bank's Note and the denominator of which shall be $200,000,000.

     "Rating  Certificate"  has  the  meaning  specified  in  Section 6.01(h).
      -------------------

     "Real  Property"  means  all  of  the  land,  buildings, improvements and
      --------------
projects under construction owned by the Borrower or any Subsidiary, including without limitation all improvements thereon, fixtures, and any leasehold or other interest in such property owned or held by the Borrower or any Subsidiary, but excluding Property under direct financing leases (as reflected on the balance sheet of the Borrower).

     "Register"  has  the  meaning  specified  in  subsection 10.08(c) hereof.
      --------

     "Regulation  G,"  "Regulation T," "Regulation U" and "Regulation X" means
      ------------------------------------------------------------------
Regulation G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G, T, U or X and having substantially the same function.

     "Responsible  Officer"  means  the  chief  financial officer or the chief
      --------------------
accounting  officer  of  the  Borrower.

     "Revolving Credit Advance" means an advance of funds made by each Bank in
      ------------------------
respect  of  the  Revolving  Credit  Loan.

     "Revolving  Credit  Loan"  or "Revolving Loan" means the revolving credit
      -----------------------       --------------
loan  to  be  made  under  Section  2.01  (a)  hereof.

     "Revolving  Credit  Termination  Date" means  the earlier of (i) November
      ------------------------------------
21, 1999, or such later date to which the Revolving Credit Termination Date may be extended pursuant to Section 2.11, or (ii) any date occurring prior to the Conversion Date on which (y) the Commitments have been terminated in accordance with this Agreement (including, without limitation, under Section
8.01 hereof), and (z) all amounts due and owing under the Notes have been paid in full, and (iii) the Conversion Date.

     "S&P"  means  Standard  &  Poor's  Corporation.
     ----

     "Subsidiary" shall mean (i) a corporation of which a sufficient number of
      ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of such corporation are owned directly or indirectly by the Borrower, or (ii) any partnership or other business entity, with respect to which the Borrower or a Guarantor owns an equity interest sufficient to exercise majority voting power over management decisions. For purposes of clause (ii) aforesaid, neither the Borrower nor a Guarantor shall be deemed to own an equity interest sufficient to exercise "majority voting power over management decisions" if certain major decisions of such partnership or other business entity (e.g., a decision to sell property) require consent of Persons other than the Borrower or Guarantor. For purposes of this definition, Weingarten Properties Trust, a Texas real estate investment trust, shall not be deemed to be a Subsidiary.

     "Term  Anniversary  Date"  has  the  meaning  specified  for such term in
      -----------------------
Section  2.01(c)(ii).

     "Term  Loan" means the Term Loan made pursuant to Section 2.01(c) hereof.
      ----------

     "Term  Loan Advance" or "Term Advance" means an Advance made by each Bank
      ------------------      ------------
in respect of the Term Loan; provided that, subject to being increased by deemed Advances under Section 2.03(d), the principal amount outstanding for all Term Loan Advances from time to time shall never be increased from and after the Conversion Date.

     "Term  Maturity  Date" has the meaning specified for such term in Section
      --------------------
2.01(c)(ii).

     "Termination  Date"  means November 21, 1999, or such later date to which
      -----------------
the Termination Date may be extended pursuant to Section 2.11 or Section 2.01(c) (the Term Maturity Date), or any earlier date on which (i) the Commitments have been terminated in accordance with this Agreement (including, without limitation, under Section 8.01 hereof), and (ii) all unpaid amounts due and owing under the Notes have been paid in full.

     "Total Assets" as of any date means the sum of (i) the Undepreciated Real
      ------------
Estate Assets, and (ii) the aggregate book value of all other assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (after deducting therefrom assets classified as "intangible assets" in accordance with GAAP.)

     "Total  Commitment" shall mean the sum of the Commitments in effect under
      -----------------
this  Agreement  from  time  to  time.

     "Type"  refers  to  the  determination whether an Advance is an Effective
      ----
Federal Funds Rate Advance or a LIBOR Rate Advance (or a Borrowing comprised of such Advances).

     "UCP"  has  the  meaning  specified  in  Section  2.03(b).
      ---

     "Undepreciated  Real  Estate  Assets"  as of any date means the aggregate
      -----------------------------------
book value, before deduction for depreciation and amortization, of Real Property assets of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Unimproved  Real  Property"  shall  mean  Projects Under Development, as
      --------------------------
reflected  on the Financial Statements, less (i) Construction in progress, and
                                        ----
(ii) Capitalized interest in respect of Construction in progress, and (iii) Capitalized interest on unimproved land.
     "Unused  Borrowing  Commitment  Fee" has the meaning specified in Section
      ----------------------------------
2.04(a).

               SECTION  1.02.          Other  Defined  Terms
                                       ---------------------

               (a)  Terms  Governing  Letters of Credit Supporting Bonds.  All
                    ----------------------------------------------------
terms utilized solely in connection with Letters of Credit issued hereunder in support of bonds shall have the meanings specified for such terms in Exhibit 1.01-C hereof.

               (b)  Accounting  Terms.   All accounting terms not specifically
                    -----------------
defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in
Section  5.02.


                                  ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES; LETTERS OF CREDIT

          SECTION 2.01.     The Revolving Credit Loan; Letters of Credit; Term
                            --------------------------------------------------
Loan.    (a)  Each  Bank acknowledges that the Prior Credit Agreement, and the
----
promissory notes dated as of September 20, 1995, issued pursuant to the Prior Credit Agreement (the "Prior Notes"), together with the Existing Letters of Credit, evidences the Existing Debt. The Existing Debt is held by some, but not all of the Banks under this Agreement, and the Borrower acknowledges and agrees that the Notes issued by the Borrower pursuant to this Agreement in accordance with Section 2.02(c) hereof, together with other indebtedness of the Borrower hereunder, incorporates Existing Debt, to the extent of Existing Debt held by each Prior Bank. In addition, each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances on a revolving credit basis to the Borrower from time to time on any Business Day during the period on and after the date hereof until the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Commitment; provided that, in no event shall the ratable principal amount outstanding on all Advances made by any Bank, plus the principal amount of such Bank's Pro Rata Percentage of Letters of Credit issued and outstanding at any time (whether drawn and not reimbursed or undrawn) exceed such Bank's Commitment. Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments. Within the limits set forth herein, until, and including, the Revolving Credit Termination Date, the Borrower may borrow, prepay pursuant to Sections 3.02 and 3.03 and reborrow under this Section 2.01. The principal amount outstanding of all Advances shall mature and, together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

          (b) Each Bank hereby agrees that upon the Closing Date, the Issuing Bank (on behalf of the Prior Banks) shall be deemed, without further action by any party hereto, to have sold to each Bank under this Agreement, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank (on behalf of the Prior Banks), a participation to the extent of the Pro Rata Percentage of each Bank under this Agreement in each of the Existing Letters of Credit, in the obligations of the Borrower thereunder and in the reimbursement obligations of the Borrower due in respect of drawings made under such Letters of Credit. If requested by the Issuing Bank, the other Banks will execute any other documents reasonably requested by the Issuing Bank to evidence the purchase of such participation. Additionally, the Issuing Bank agrees to issue Letters of Credit upon the request of the Borrower for the account of the Borrower at any time and from time to time on and after the Closing Date and up to, but excluding, the earlier of the Revolving Credit Termination Date and the termination of the Letter of Credit Commitments or the Commitments, in accordance with the terms hereof. Each Bank (other than the Issuing Bank) severally agrees, on the terms and conditions hereinafter set forth, to purchase participations in the Letters of Credit issued by the Issuing Bank pursuant to Section 2.03 in an aggregate amount not to exceed such Bank's Letter of Credit Commitment; provided that, in no event shall the principal amount  of  such  Bank's  Pro  Rata  Percentage of aggregate Letters of Credit issued and outstanding at any time (whether drawn and not reimbursed, or undrawn, including without limitation, under the Existing Letters of Credit), plus the ratable principal amount on all outstanding Advances made by such Bank, exceed such Bank's Commitment. On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, and, irrespective of whether such Letter of Credit has expired or terminated, if same has been drawn upon and the amount so drawn has not been reimbursed to the Issuing Bank, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Pro Rata Percentage of the undrawn face amount of such Letter of Credit, plus such Bank's Pro Rata
                                                     ----
Percentage of the aggregate amount of all unreimbursed drawings under such Letter of Credit. Each Letter of Credit issued hereunder shall be in face amount not less than $100,000.00.
             ----

     (c)(i) In the event that the Borrower shall have requested an extension of the Revolving Credit Termination Date in accordance with the provisions of Section 2.11 hereof and all Banks shall not have consented to such extension on or before the last day of the Consent Period, upon notice in writing ("Notice of Conversion") delivered by the Borrower to the Agent on a day which is not less than 15 days prior to the then current Termination Date, provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may elect to convert the aggregate principal amount of all Advances outstanding under the Revolving Loan as of the Revolving Credit Termination Date, to a Term Loan in an aggregate principal amount equal to the aggregate outstanding principal amount of all such Advances. The Notice of Conversion shall specify the date of conversion ("Conversion Date"), which date shall not be beyond the Revolving Credit Termination Date, and shall be irrevocable and binding on the Borrower. The Agent shall promptly deliver a copy of the Notice of Conversion to each Bank. On the Conversion Date specified  in  such  notice,  subject  to  the second to last sentence of this
Section 2.01(c)(i), the aggregate principal amount outstanding in respect of all Advances shall automatically convert to a Term Loan of the same Type and duration, subject to the terms and conditions of this Agreement. With respect to any Notice of Borrowing given by Borrower during the period after Borrower's giving of Notice of Conversion and prior to the third day before the then scheduled Conversion Date, Borrower shall have the special right to designate that the proposed Borrowing be made on the Conversion Date itself (rather than on the third Business Day after Borrower has given Notice of Borrowing in the case of a LIBOR Rate Advance, or on the same Business Day of the Notice of Borrowing in the case of an Effective Funds Rate Advance), and the Advance so made with reference to such Notice of Borrowing shall be deemed, for all purposes to be a Revolving Credit Advance (with interest commencing as of the Conversion Date if the proposed date of Borrowing has been designated as the Conversion Date) eligible for conversion into the Term Loan, as a Term Advance of the same Type and duration. On the Conversion Date each Bank shall be deemed to have made a Term Advance to the Borrower, and each  Bank  hereby  severally agrees, on the terms and conditions set forth in
this  Agreement,    to  make  a  Term Advance to the Borrower pursuant to this
Section 2.01(c) in an aggregate amount equal to, but not exceeding, its Pro Rata Percentage of the aggregate principal amount of all Advances outstanding on such Conversion Date, but in any event, not to exceed an amount equal to such Bank's Commitment, less the principal amount of such Bank's Pro Rata Percentage of Letters of Credit issued and outstanding at such time (whether drawn and not reimbursed, or undrawn). With respect to Letters of Credit issued and outstanding on the Conversion Date, the Borrower agrees that (A) unreimbursed drawings shall be paid to the Banks on or prior to the Conversion Date as a condition to the conversion of all Advances into a Term Loan, (B) all issued and outstanding Letters of Credit shall continue in effect in accordance with their terms, and (C) amounts drawn on a Letter of
Credit on and after the Conversion Date, shall be deemed to be Term Advances made by the Banks under the Notes, and, to the extent not reimbursed by the Borrower, shall increase the principal amount of the Term Loan in an amount equal to such Advance; provided that such Term Advance, after giving effect thereto, shall not cause the principal amount of each Bank's Pro Rata Percentage of aggregate Letters of Credit issued and outstanding at such time (whether drawn and not reimbursed or undrawn), plus the ratable principal amount on all outstanding Advances made by such Bank, to exceed such Bank's Commitment as at such time. On and after the Conversion Date, the Borrower may not reborrow principal amounts repaid in respect of the Term Loan, except to the extent Letters of Credit outstanding as of the Conversion Date otherwise contemplate a reinstatement as provided in paragraph 2.03(j) below. Term Advances under the Term Loan shall continue to bear interest in accordance with Section 2.06 through 2.10 of this Agreement, and shall be subject to all of the terms and provisions of this Agreement.

     (ii) On and after the Conversion Date, the Term Advance of each Bank shall be evidenced by its Note. Each Bank's Pro Rata Percentage of the principal amount of the Term Loan shall be increased from time to time by the principal amount of Term Advances deemed made in respect of a draw under a Letter of Credit on and after the Conversion Date, as provided under Section 2.01(c) (i) above. The principal of such Term Advances shall be due and payable, together with accrued and unpaid interest thereon, (i) on the first anniversary date of the Conversion Date (the "Term Anniversary Date"), in an amount equal to fifty percent (50%) of the principal amount of such Term Loan outstanding on such date, and (ii) thereafter, in four equal quarterly principal installments, payable on the last Business Day of the third, sixth, ninth and twelfth months immediately succeeding the month in which the Term Anniversary Date shall have occurred, with all principal outstanding on the Term Loan to be due and payable, together with all accrued and unpaid interest thereon, in a final installment on the last Business Day of the twelfth month immediately succeeding the month in which the Term Anniversary Date occurred (such date, hereinafter referred to as the "Term Maturity Date").

     (iii) Notwithstanding the schedule of payment required under Section 2.01(c)(ii) above, Borrower shall make mandatory prepayments in accordance with Section 3.03(c). In the event that (A) the amount due and owing in respect of the Term Loan shall be zero as a result of any regularly scheduled principal payments, any mandatory prepayments or otherwise, or (B) the Commitment of each Bank has been terminated and the Notes have become due and payable in accordance with Section 8.01 hereof, the Borrower shall deliver to the Agent, for deposit into an interest bearing collateral account, readily available funds in an amount equal to the aggregate undrawn face amount of all Letters of Credit issued and outstanding at such time, as security for the obligations of the Borrower under such Letters of Credit, with rights of return of said collateral periodically, all in accordance with Section 8.01.

          SECTION  2.02.     Making the Advances on the Revolving Credit Loan.
                             ------------------------------------------------
(a) Each Borrowing shall be made on the Borrower's written notice in the form set forth as Exhibit 2.02(a), attached hereto ("Notice of Borrowing") or oral
                                                 -------------------
notice (containing the information required in a Notice of Borrowing) given by the Borrower to the Agent not later than 10:00 A.M. (Houston, Texas time) (i) on the third Business Day prior to the date of the proposed Borrowing in the case of a LIBOR Rate Advance, and (ii) on the same Business Day of the proposed Borrowing in the case of a Effective Federal Funds Rate Advance (to the extent permitted under Section 2.06(b)). With respect to any oral Notice of Borrowing, the Borrower shall promptly thereafter confirm such notice in writing. Each Notice of Borrowing shall specify therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of LIBOR Rate Advances, the initial Interest Period for each such Advance; provided that, there shall not be more than two (2) Interest Periods for a period of seven (7) days in effect at any one time with respect to any Note, and no more than seven (7) Interest Periods in effect in the aggregate at any one time with respect to any Note. The Agent shall promptly deliver a copy of each Notice of Borrowing to each Bank. Each Bank shall, before 11:00 A.M. (Houston time) on the date of such Borrowing, make available to the Agent at its address referred to in Section 10.02, in immediately available funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt from the Banks (other than TCB) of such funds (and not prior thereto), and upon fulfillment of the applicable conditions set forth in Article IV, the Agent will promptly make such funds available to the Borrower at the Agent's aforesaid address. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

          (b) The failure of any Bank to make an Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

          (c) The Borrower shall execute and deliver for each Bank to evidence the Advances made or to be made by such Bank pursuant to Section 2.01(a) or (b) hereof, and on and after the Conversion Date, to evidence Advances made by each Bank outstanding or deemed made under the Term Loan (and no new Notes shall be required to be issued on the Conversion Date), a promissory note (each such note a "Note" and more than one Note, the
                                           ----
"Notes"), dated as of the Closing Date, in the amount of such Bank's Commitment. Each Note shall be substantially in the form of Exhibit 2.02(c)
                                                               ---------------
with  the  blanks  appropriately  filled,  and shall mature on the Termination
Date.

          SECTION  2.03.       Issuing the Letters of Credit.  (a) In order to
                               -----------------------------
effect the issuance of a Letter of Credit, the Borrower shall submit a Letter of Credit Request and a Letter of Credit Application in writing to the Agent (who shall promptly notify the Issuing Bank) not later than 11:00 a.m. (Houston, Texas time) two (2) Business Days before the date of issuance of such Letter of Credit. Each such Letter of Credit Request and Letter of Credit Application shall be signed by the Borrower, specify the Business Day on which such Letter of Credit is to be issued, and, the availability for Letters of Credit under the Letter of Credit Commitment and the Commitment as of the date of issuance of such Letter of Credit; provided that, without the consent of all Banks, the expiration date thereof shall not be later than the earlier of (I) thirty (30) months from the date of issuance of such Letter of Credit and (ii) five (5) Business Days prior to a date which is two (2) years beyond the Revolving Credit Termination Date.

          (b) Upon satisfaction of the applicable terms and conditions set forth in Article IV, the Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business (Houston, Texas time) on the date so specified. The Agent shall provide the Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts presented for honor thereunder by the beneficiary in accordance with the terms thereof, at sight when accompanied by the documents, if any, described therein and (ii) be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision, effective January 1, 1994), International Chamber of Commerce Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank) (the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

          (c) Upon the issuance date of each Letter of Credit (other than the Existing Letters of Credit which are governed by Section 2.01(b)), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Bank's Pro Rata Percentage, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under such Letter of Credit. If requested by the Issuing Bank, the other Banks will execute any other documents reasonably requested by the Issuing Bank to evidence the purchase of such participation.

          (d) Subject to paragraph (i) hereof with respect to the Bonds and the Shawnee Village Bonds and subject to paragraph (l) below with respect to draws on and after the Conversion Date, upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which the Issuing Bank determines is in compliance with the conditions for payment thereunder, the Issuing Bank shall promptly notify the Borrower, the Agent and each Bank of the intended date of honor of such draft, and the Borrower hereby promises and agrees to pay to the Agent for the account of the Issuing Bank upon receipt of such notice, by 9:00 A.M. (Houston, Texas time) on the date payment is due as specified in such notice but in any event, no earlier than the Business Day after receipt of such notice, the full amount of such draft in immediately available funds (unless honor of such draft has been enjoined by a court of competent jurisdiction pursuant to Section 5.114 of the Texas Business and Commerce Code prior to its payment by the Issuing Bank). If the Borrower fails timely to make such payment (or is not required to make such payment), each Bank shall, notwithstanding any other provision of this
Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Agent for the benefit of the Issuing Bank an amount equal to its Pro Rata Percentage of the amount of the presented draft on the day the Issuing Bank is required to honor such draft. If such amount is not in fact made available to the Agent by any such Bank on such date, then such Bank shall pay to the Agent for the account of the Issuing
Bank, on demand made by the Issuing Bank, in addition to such amount, an amount equal to the product of (i) the average daily Effective Federal Funds Rate per annum during the period referred to in clause (iii) of this sentence times (ii) the amount of such Bank's Pro Rata Percentage of the amount of the
-----
presented  draft  times  (iii) the number of days that elapse from the day the
                  -----
Issuing Bank honors such draft to the date on which the amount equal to such Bank's Pro Rata Percentage of the amount of the presented draft becomes immediately available to the Issuing Bank divided (iv) by 360. Upon receipt
                                            -------
by the Agent from the Banks of the full amount of such draft, notwithstanding any provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by the Borrower, be deemed to have been an Advance as of the date of payment of such draft, bearing interest at a rate per annum (except for paragraph (l) below) equal at all times to the lesser of
(I)  two  percent  (2%)  per annum above the Effective Federal Funds Rate, and
(ii) the Highest Lawful Rate. Nothing in this paragraph (d) or elsewhere in this Agreement (other than in paragraph (l) below) shall diminish the Borrower's obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit, and the automatic funding of an Advance as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure, timely to provide such funds as in this paragraph agreed.

          (e) IN ORDER TO INDUCE THE ISSUANCE OF LETTERS OF CREDIT BY THE ISSUING BANK AND THE PURCHASE OF PARTICIPATIONS THEREIN BY THE OTHER BANKS, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE BORROWER AGREES WITH THE AGENT, THE ISSUING BANK AND THE OTHER BANKS THAT NEITHER THE AGENT NOR ANY BANK (INCLUDING THE ISSUING BANK) SHALL BE RESPONSIBLE OR LIABLE FOR, AND BORROWER'S UNCONDITIONAL OBLIGATION TO REIMBURSE THE ISSUING BANK THROUGH THE AGENT FOR AMOUNTS PAID BY THE ISSUING BANK, AS PROVIDED IN SECTION 2.03(d), ON
                                                           ---------------
ACCOUNT OF DRAFTS SO HONORED UNDER THE LETTERS OF CREDIT, SHALL NOT BE AFFECTED BY, ANY CIRCUMSTANCE, ACT OR OMISSION WHATSOEVER (WHETHER OR NOT KNOWN TO THE AGENT OR ANY BANK (INCLUDING THE ISSUING BANK) OTHER THAN A CIRCUMSTANCE, ACT OR OMISSION RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY BANK IN DETERMINING WHETHER SUCH DRAW CONFORMS TO THE TERMS OF THE LETTER OF CREDIT BUT EXPRESSLY INCLUDING A CIRCUMSTANCE, ACT OR OMISSION CONSTITUTING ORDINARY SOLE OR CONTRIBUTING NEGLIGENCE), INCLUDING WITHOUT LIMITATION THE FOLLOWING CIRCUMSTANCES:

     (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), any Agent, the Issuing Bank, any Bank, or any other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any other party and the beneficiary named in any such Letter of Credit);

     (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (v)          the  occurrence  of  any  Default  or  Event  of Default; or

     (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor.

          The Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. The Issuing Bank agrees promptly to notify the Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify the Borrower shall not in any way affect the Borrower's rights or obligations hereunder.

          (f) IN DETERMINING WHETHER TO PAY UNDER ANY LETTER OF CREDIT, THE ISSUING BANK SHALL HAVE NO OBLIGATION RELATIVE TO THE AGENT OR THE BANKS OTHER THAN TO CONFIRM THAT ANY DOCUMENTS REQUIRED TO BE DELIVERED UNDER SUCH LETTER OF CREDIT APPEAR TO HAVE BEEN DELIVERED AND THAT THEY APPEAR TO COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF SUCH LETTER OF CREDIT. ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE ISSUING BANK UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT IF TAKEN OR OMITTED IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN DETERMINING WHETHER SUCH DRAW CONFORMS TO THE TERMS OF THE LETTER OF CREDIT IN COMPLIANCE WITH REQUIREMENT OF SECTION 5.109 OF THE TEXAS BUSINESS AND COMMERCE CODE, SHALL NOT CREATE FOR THE ISSUING BANK ANY RESULTING LIABILITY TO ANY AGENT OR ANY BANK. IT IS THE INTENT OF THE PARTIES HERETO THAT THE ISSUING BANK SHALL HAVE NO LIABILITY TO THE AGENT OR BANK FOR ITS ORDINARY SOLE OR CONTRIBUTING NEGLIGENCE.

          (g) In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Agreement, including provisions of either document for the rate of interest applicable to drawings thereunder, delivery of collateral or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.

          (h)  (i)       In connection with the issuance of each of the Series
1995  Lafayette  Bonds  and  the Series 1995 Calcasieu Bonds, on the terms and conditions set forth in subsections (a) through (c), and (e) through (k) of this Section 2.03, the Issuing Bank has issued and shall, from time to time, issue the Special Letters of Credit in favor of the Credit Facility Trustee for the benefit of holders of the Series 1995 Lafayette Bonds and the Series 1995 Calcasieu Bonds. The Special Letters of Credit shall authorize the Credit Facility Trustee to draw under the terms and conditions of each Special Letter of Credit thereunder an amount not to exceed the applicable Letter of Credit Amount (as defined in each Special Letter of Credit) then in effect (as the same may be adjusted in accordance with the terms of such Special Letter of Credit from time to time), which was initially, for the Series 1995 Lafayette Bonds, the sum of $3,735,000 in respect of the initial aggregate principal amount outstanding of such Series 1995 Lafayette Bonds plus 105 days
                                                                 ----
of interest on the Bonds computed at the rate of twelve percent (12%) per annum calculated on the basis of a year of 365 days, initially being an amount equal to $128,934.25, for an aggregate amount of principal and interest initially equal to $3,863,934.25, and for the Series 1995 Calcasieu Bonds, the sum of $1,990,000 in respect of the initial aggregate principal amount outstanding of such Series 1995 Calcasieu Bonds plus 105 days of interest on
                                                  ----
the Bonds computed at the rate of twelve percent (12%) per annum calculated on the basis of a year of 365 days initially being an amount equal to $68,695.89, for an aggregate amount of principal and interest initially equal to $2,058,695.89, in each case, less all amounts drawn under such Special Letters of Credit prior to such time, plus all increases and minus all decreases in accordance with paragraph 2 of such Special Letters of Credit prior to such time. A Full Drawing or Partial Drawing under a Special Letter of Credit in respect of an optional redemption of the Bonds pursuant to the Indenture shall require the consent of all Banks, as evidenced to the Trustee under the Indenture and the Credit Facility Trustee by written consent of the Agent. The maximum amount that may be drawn under each Special Letter of Credit is the applicable Letter of Credit Amount as calculated hereunder.

          (ii) With reference to each of the Shawnee Village Bonds, on the terms and conditions set forth in subsections (a) through (c), and (e) through
(k) of this Section 2.03, the Issuing Bank has issued and shall issue, from time to time, the Bond Support Letters of Credit in favor of the S.V. Trustee for the benefit of holders of such Shawnee Village Bonds. The Bond Support Letters of Credit shall authorize the S.V. Trustee to draw under the terms and conditions of each Bond Support Letter of Credit thereunder an amount not to exceed the applicable Letter of Credit Amount (as defined in each Bond Support Letter of Credit) then in effect (as the same may be adjusted in accordance with the terms of such Bond Support Letter of Credit from time to time), which was initially, for the Shawnee Village Bonds, the sum of $6,610,000 in respect of the initial aggregate principal amount outstanding of such Shawnee Village Bonds plus 65 days of interest on the
                                               ----
Bonds computed at the rate of eighteen percent (18%) per annum calculated on the basis of a year of 365 or 366 days, as the case may be, initially being an amount equal to $211,882.19, for an aggregate amount of principal and interest initially equal to $6,821,882.19, less all amounts drawn under such Bond Support Letters of Credit prior to such time, plus all increases and minus all decreases in accordance with paragraph 2 of such Bond Support Letters of Credit prior to such time. A Full Drawing- Shawnee Village Bonds or Partial Drawing-Shawnee Village Bonds under a Bond Support Letter of Credit in respect of an optional redemption or certain mandatory repurchases of the Shawnee Village Bonds pursuant to the Shawnee Village Indenture and the terms of the Bond Support Letter of Credit shall require the consent of all Banks, as evidenced to the S.V. Trustee by written consent of the Agent. The maximum amount that may be drawn under each Bond Support Letter of Credit is the applicable Letter of Credit Amount as set forth in each Bond Support Letter of Credit, or as to the Shawnee Village Bonds, as calculated hereunder.

          (i)  (i)          Upon  the  presentment  of  any draft for honor in
connection with a Purchase Drawing under any Special Letter of Credit by the beneficiary thereof which the Issuing Bank determines is in compliance with the conditions for payment thereunder, the Issuing Bank shall promptly notify the Borrower, the Agent, and each Bank of the intended date of honor of such draft. In the event of a Purchase Drawing under a Special Letter of Credit in accordance with the terms of such Letter of Credit, the Borrower, except as provided in paragraph (l) below, hereby promises and agrees to pay to the Agent for the account of the Issuing Bank, notwithstanding paragraph (d) of this Section 2.03, by 9:00 A.M. (Houston, Texas time) on the 30th day after the date of honor of such Purchase Drawing (the "Payment Date"), the full amount of all principal of and accrued and unpaid interest on each Liquidity Bank Bond, plus the Interest Differential, if any, at such time (the "Purchase Price"), in immediately available funds, unless the Issuing Bank shall have been previously reimbursed for the amount thereof as a result of remarketing of such Liquidity Bank Bonds in accordance with the provisions of the applicable Remarketing Agreement before such date. Upon receipt of payment of an amount equal to the Purchase Price by the Agent for the account of the Issuing Bank, the Agent shall notify the Tender Agent to deliver the Liquidity Bank Bonds to the Borrower if such payment was made by or on behalf of the Borrower, and otherwise to the Remarketing Agent, in accordance with the provisions of the applicable Remarketing Agreement. Each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Agent for the benefit of the Issuing Bank an amount equal to its Pro Rata Percentage of the amount of the presented draft under the respective Special Letter of Credit on the date on which such draft shall have been honored by the Issuing Bank. If such amount is not in fact made available to the Agent by any such Bank on such date, then such Bank shall pay to the Agent for the account of the Issuing Bank, on demand made by the
Issuing  Bank,  in  addition to such amount, an amount equal to the product of
(i) the average daily Effective Federal Funds Rate per annum during the period referred to in clause (iii) of this sentence times (ii) the amount of such
                                                 -----
Bank's  Pro  Rata  Percentage of the amount of the presented draft times (iii)
                                                                   -----
the number of days that elapse from the day the Issuing Bank has honored such draft to the date on which the amount equal to such Bank's Pro Rata Percentage of the amount of the presented draft becomes immediately available to the Issuing Bank divided (iv) by 360. The Liquidity Bank Bonds shall, in
               -------
accordance with the applicable Indenture, as of the date of payment of such draft, bear interest at a rate per annum equal at all times to the lesser of
(i) the Prime Rate per annum or (ii) the Maximum Rate. In the event that the Purchase Price for Liquidity Bank Bonds shall not have been paid by the Payment Date as required hereunder, and the Issuing Bank shall not have been otherwise reimbursed, the portion of the Purchase Price not paid or reimbursed, notwithstanding any other provision of this Agreement (including the occurrence and the continuance of a Default or an Event of Default), shall be deemed automatically and without any action by the Borrower to be an Advance in an amount equal to such portion of the Purchase Price not paid or reimbursed (including, without limitation, the Interest Differential, if any) which is immediately due and payable, bearing interest at a rate per annum, except as provided in paragraph (l) below, equal to the lesser of the Prime Rate, plus 1.00% per annum, or the Highest Lawful Rate, and the Borrower shall be deemed to have purchased such Liquidity Bank Bonds. Such Advance shall be deemed a payment by Borrower of an amount equal to the Purchase Price to the Agent for the account of the Issuing Bank. The Agent shall promptly notify the Tender Agent to deliver the Liquidity Bank Bonds to the Agent for the benefit of Borrower to be held by the Agent as collateral securing such Advance. The Borrower hereby grants to the Agent, for the benefit of each Bank, a Lien on and a security interest in such Liquidity Bank Bonds, until such time as such Advance shall have been paid in full. Each drawing on a Special Letter of Credit other than a Purchase Drawing and the reimbursement obligation of the Borrower in respect thereof, shall, notwithstanding the delivery of Bonds in respect thereof to the Tender Agent as custodian for the Banks, be governed by paragraph (d) of this Section 2.03. Nothing in this paragraph (i)-(i) or elsewhere in this Agreement (other than as provided in paragraph (l) below) shall diminish the Borrower's obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit at the time and in the manner provided under this Section 2.03 for each Letter of Credit, including without limitation, the Special Letters of Credit, and the automatic funding of an Advance as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to timely provide such funds as in this paragraph agreed.

          (ii) Upon the presentment of any draft for honor in connection with a Purchase Drawing - Shawnee Village Bonds , under any Bond Support Letter of Credit by the beneficiary thereof which the Issuing Bank determines is in compliance with the conditions for payment thereunder, the Issuing Bank shall promptly notify the Borrower, the Agent, and each Bank of the intended date of honor of such draft. In the event of a Purchase Drawing - Shawnee Village Bonds, under a Bond Support Letter of Credit in accordance with the terms of such Letter of Credit, the Borrower, except as provided in paragraph
(l) below, hereby promises and agrees to pay to the Agent for the account of the Issuing Bank, notwithstanding paragraph (d) of this Section 2.03, by 9:00 A.M. (Houston, Texas time) on the 30th day after the date of honor of such Purchase Drawing (the "Shawnee Village Payment Date"), the full amount of such Purchase Drawing, plus an amount equal to (A) accrued and unpaid interest on each Shawnee Village Bond purchased by the Company in connection with the Purchase Drawing - Shawnee Village Bonds (without duplication of any amount of interest already included in the full amount of such Purchase Drawing), plus
(B)  an  amount equal to the Shawnee Village Interest Differential, if any, at
such  time  (collectively,  the  "Shawnee  Village    Purchase  Price"),  in
immediately available funds, unless the Issuing Bank shall have been previously reimbursed for the amount thereof before such date. Upon receipt of payment of an amount equal to the Shawnee Village Purchase Price by the
Agent, the Agent shall release the Lien on such Bonds securing the reimbursement obligation hereunder with respect to such Shawnee Village Bonds. Each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Agent for the benefit of the Issuing Bank an amount equal to its Pro Rata Percentage of the amount of the presented draft under the respective Bond Support Letter of Credit on the date on which such draft shall have been honored by the Issuing Bank. If such amount is not in fact made available to the Agent by any such Bank on such date, then such Bank shall pay to the Agent for the account of the Issuing Bank, on demand made by the Issuing Bank, in addition to such amount, an amount equal to the product of (i) the average daily Effective Federal Funds Rate per annum during the period referred to in clause (iii) of this sentence times (ii) the amount of
                                                      -----
such  Bank's  Pro  Rata  Percentage of the amount of the presented draft times
                                                                         -----
(iii) the number of days that elapse from the day the Issuing Bank has honored such draft to the date on which the amount equal to such Bank's Pro Rata Percentage of the amount of the presented draft becomes immediately available to the Issuing Bank divided (iv) by 360. The Shawnee Village Bonds shall, as
                     -------
of the date of payment of such draft by the Issuing Bank, bear interest at a rate per annum equal at all times to the Shawnee Village Bank Rate. In the event that the Shawnee Village Purchase Price for Shawnee Village Bonds shall not have been paid by the Shawnee Village Payment Date as required hereunder, and the Issuing Bank shall not have been otherwise reimbursed, the portion of the Shawnee Village Purchase Price not paid or reimbursed, notwithstanding any other provision of this Agreement (including the occurrence and the continuance of a Default or an Event of Default), shall be deemed automatically and without any action by the Borrower to be an Advance in an amount equal to such portion of the Shawnee Village Purchase Price not paid or reimbursed (including, without limitation, the Shawnee Village Interest Differential, if any) which is immediately due and payable, bearing interest at a rate per annum (except as provided in paragraph (l) below) equal to the lesser of (y) two percent (2%) per annum above the Effective Funds Rate, or
(z) the Highest Lawful Rate, in accordance with Section 2.03(d) hereof. In addition to the Lien created under the Pledge and Security Agreement securing the reimbursement obligations of the Borrower hereunder for a Purchase Drawing
- Shawnee Village Bonds, the Borrower hereby grants to the Agent, for the benefit of each Bank, a Lien on and a security interest in such Shawnee Village Bonds, until such time as such Advance shall have been paid in full. Each drawing on a Bond Support Letter of Credit other than a Purchase Drawing
- Shawnee Village Bonds, and the reimbursement obligation of the Borrower in respect thereof, shall, notwithstanding the delivery of Shawnee Village Bonds in respect thereof to the Shawnee Village Tender Agent as custodian for the Banks, be governed by paragraph (d) of this Section 2.03. Nothing in this paragraph (i)-(ii) or elsewhere in this Agreement (other than as provided in paragraph (l) below) shall diminish the Borrower's obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit at the time and in the manner provided under this Section 2.03 for each Letter of Credit, including without limitation, the Bond Support Letters of Credit, and the automatic funding of an Advance as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to timely provide such funds as in this paragraph agreed.

          (j) (i) Other than for purposes of calculation of the principal amount of Letters of Credit issued and outstanding under Section 2.01 of this Agreement, each drawing honored in accordance with Section 2.03(i)-(i) shall automatically reduce the Letter of Credit Amount of the applicable Special Letter of Credit; provided that (i) with respect to any Partial Drawing, the Letter of Credit Amount shall be automatically increased immediately following such payment by the amount paid for accrued interest on the Bonds (other than such interest component attributable to the Bonds, the principal of which was paid with the proceeds of such drawing) in connection therewith (provided that such automatic reinstatement shall be revoked upon notice from the Agent to the Credit Facility Trustee, at the request of the Majority Banks, of such revocation within seven (7) calendar days from and after the date on which such drawing was honored), and (ii) with respect to any Purchase Drawing, the Letter of Credit Amount shall be automatically increased by an amount equal to
(x) the amount drawn by such Purchase Drawing upon reimbursement of such amount to the Issuing Bank, less (y) the portion of the amount in clause (x)
                              ----
hereof representing principal and interest attributable to any Liquidity Bank Bonds, or Bonds held at such time in the name of the Borrower, the Issuer or the User. The Agent shall provide notice to the Credit Facility Trustee and the Trustee of receipt of funds in respect of reimbursement for each drawing under a Special Letter of Credit which has been honored by the Issuing Bank, specifying the date and amount of such reimbursement, and of the related drawing; provided that, failure to provide such notice shall not diminish the obligations of the Borrower hereunder.

          (ii) Other than for purposes of calculation of the principal amount of Letters of Credit issued and outstanding under Section 2.01 of this Agreement, each drawing honored in accordance with Section 2.03(i)-(ii) shall automatically reduce the Letter of Credit Amount of the applicable Bond Support Letter of Credit; provided that (i) with respect to any Partial
Drawing - Shawnee Village Bonds, the Letter of Credit Amount shall be automatically increased immediately following such payment by the amount of such drawing attributable to the payment of accrued interest on the Shawnee Village Bond (other than interest attributable to the Shawnee Village Bonds, the principal of which was paid with the proceeds of a Partial Drawing - Shawnee Village Bonds) in connection therewith; provided that, an automatic reinstatement shall be revoked upon notice from the Agent to the S.V. Trustee, at the request of the Majority Banks, of such revocation within ten (10) calendar days from and after the date on which such drawing was honored), and
(ii) with respect to any Purchase Drawing - Shawnee Village Bonds, the Letter of Credit Amount shall be automatically increased upon notice in writing delivered by the Agent to the S.V. Trustee (stating that the Agent has been reimbursed for such Purchase Drawing), by an amount equal to (x) the amount drawn by such Purchase Drawing-Shawnee Village Bonds, less (y) the portion of
                                                       ----
the amount in clause (x) hereof representing principal and interest attributable to any Shawnee Village Bonds, or Bonds held at such time in the name of the Agent, the Borrower, the Issuer or any Special Affiliate of either of them. The Agent shall provide notice to the S.V. Trustee of receipt of funds in respect of reimbursement for each drawing under a Bond Support Letter of Credit which has been honored by the Issuing Bank, specifying the date and amount of such reimbursement, and of the related drawing; provided that, failure to provide such notice shall not diminish the obligations of the Borrower hereunder.

          (k) The obligations of the Borrower in respect of the Special Letters of Credit and the Bond Support Letters of Credit shall be governed in all respects by the terms and provisions of this Agreement.

          (l) Notwithstanding anything contained herein to the contrary, any draw on and after the Conversion Date on any Letter of Credit shall automatically, and without any action by the Borrower, be deemed to have been a Term Advance as of the date of payment of such draft and shall increase the principal amount of the Term Loan in an amount equal to such Term Advance, with Borrower obligated for interest in accordance with Sections 2.06 through
2.10 hereof (rather than as otherwise provided herein), with principal subject to repayment after the Conversion Date in accordance with Section 2.01(c)(ii), rather than subject to:

     (x) immediate payment on the intended date of honor (or the next Business Day) in accordance with Section 2.03(d);

     (y) immediate payment on the thirtieth (30th) day after the date of honor of the draft in accordance with subparagraph (i) (i), or (i) (ii); or

     (z) reimbursement, on demand, in accordance with Section 2.03(d) or otherwise.

          SECTION 2.04.     Fees.  (a) The Borrower agrees to pay to the Agent
                            ----
for  the  account  of  each  Bank  a  commitment  fee  (the  "Unused Borrowing
                                                              ----------------
Commitment Fee") on the average daily unused portion of such respective Bank's
         -----
Commitment from the date hereof until the Revolving Credit Termination Date, at the rate per annum indicated below for the credit rating assigned to long-term, senior unsecured Debt of the Borrower by S&P, as reflected on the most recent Compliance Certificate of the Borrower delivered in accordance with Section 6.01(c), or the most recent Rating Certificate delivered in accordance with Section 6.01(h), as the case may be, and shall become effective on the applicable Calculation Date, and shall remain in effect to (but not including) the next Calculation Date, payable quarterly in arrears on the first day of each calendar quarter for the prior calendar quarter during the term of such Bank's Commitment, commencing on the date of this Agreement, and continuing until the Revolving Credit Termination Date:

If the credit rating determined  The Unused Borrowing
on any Calculation Date is:      Commitment Fee is:
-------------------------------  ---------------------------

                                 For Revolving Credit Loans
                                 ---------------------------

A+, A or A-, or better                                 .125%

BBB+                                                    .25%

BBB, BBB-                                               .30%

BB+ and below                                           .50%


; provided that, if at any time no such credit rating shall be assigned to (or in respect of) long-term, senior unsecured Debt of the Borrower by S&P, the Unused Borrowing Commitment Fee shall mean the rate per annum indicated below for the Coverage Ratio in effect, as reflected on the most recent Compliance Certificate of the Borrower delivered to the Agent in accordance with Section 6.01(c), or the most recent Rating Certificate delivered in accordance with Section 6.01(h), as the case may be, and shall become effective on the applicable Calculation Date, and shall remain in effect to (but not including) the next Calculation Date, payable as set forth above.


If the Coverage Ratio             The Unused Borrowing
determined on any Calculation     Commitment Fee is:
--------------------------------  ---------------------
Date is
--------------------------------
                                  For Revolving Loans:
                                  ---------------------



Greater than 3.0 to 1.0                          .125 %



Equal to or less than 3.0 to 1.0                  .25 %


The Unused Borrowing Commitment Fee shall be calculated by the Agent on each Calculation Date until the Revolving Credit Termination Date, and the Agent shall notify the Borrower and the Banks of the applicable Fee.

          (b) The Borrower agrees to pay to the Issuing Bank for the issuance of each Letter of Credit, an issuance fee ("Issuance Fee") in an
                                                          ------------
amount equal to one-eighth of one percent (1/8 of 1%) of the face amount of each Letter of Credit. The Borrower further agrees to pay to each Bank (including the Issuing Bank) for the issuance, or purchase of participations in, and maintenance of each Letter of Credit, a letter of credit fee (the "Letter of Credit Fee"), in an amount equal to such Bank's Pro Rata Percentage
 --------------------
of four-tenths of one percent (4/10 of 1%) per annum of the undrawn face amount of each Letter of Credit, from the date of issuance thereof (or, as to Existing Letters of Credit, from the date of Closing) to the date on which such Letter of Credit expires or terminates, or the date on which funds have been deposited with the Agent, as required under Sections 2.01(c)(iii) or
8.01 hereof, whichever is earlier. The Issuance Fee shall be payable in full in advance of the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the prior calendar quarter commencing on the date of issuance of each Letter of Credit (or, as to Existing Letters of Credit, from the date of Closing).

          (c) The Fees payable under Sections 2.04(a) and (b) shall be calculated by the Agent on the basis of a 365 or 366 day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable. Each determination by the Agent under this Section 2.04 shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.05.     Reduction of the Commitments.   The Borrower shall
                            ----------------------------
have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments or the Letter of Credit Commitments of the Banks, provided that
                                                                 --------
each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereafter of $1,000,000; and further provided that, the Letter of Credit Commitments may never be reduced below an amount equal to the aggregate undrawn face amount of Letters of Credit issued and outstanding at any time. Any termination or reduction pursuant to this Section 2.05 shall be a permanent termination or reduction of the Commitments.

          SECTION 2.06.     Interest.  Each Advance shall bear interest at the
                            --------
rates set forth below, and the Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

          (a)     LIBOR Rate Advances.  During such periods as such Advance is
                  -------------------
a LIBOR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the lesser of (I) the sum of the LIBOR Rate for such Interest Period for such Advance plus the Applicable Margin, together with additional interest due under Section 2.07 hereof, if any, and (ii) the Highest Lawful Rate, payable quarterly in arrears on the first day of each calendar quarter, commencing with the calendar quarter following the calendar quarter in which the date of this Agreement occurs, and on the Termination Date; provided that, any amount of principal which is not paid when due
       --------
(whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (I) two percent (2%) per annum above the Effective Federal Funds Rate in effect from time to time and (ii) the Highest Lawful Rate.

          (b)      Effective Federal Funds Rate Advances.  During such periods
                   -------------------------------------
as such Advance is an Effective Federal Funds Rate Advance, a rate per annum equal at all times to the lesser of (i) the Effective Federal Funds Rate and
(ii) the Highest Lawful Rate, payable quarterly in arrears on the first day of each calendar quarter, commencing with the calendar quarter following the calendar quarter in which the date of this Agreement occurs, and on the
Termination Date; provided that the Borrower may only elect an Effective Federal Funds Rate Advance (A) during a period for which the Borrower has been notified in accordance with Sections 2.08(b) or (d) that a LIBOR Rate Advance shall not be available to the Borrower or (B) with respect to such Bank's Pro Rata Percentage of an Advance after the Borrower has received a demand for compensation pursuant to Sections 3.04(a) or (b), or pursuant to Section 2.07, and then, only for such period as such compensation shall be required; further
                                                                       -------
provided  that, any amount of principal which is not paid when due (whether at
--------
stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (I) two percent (2%) per annum above the Effective Federal Funds Rate in effect from time to time and (ii) the Highest Lawful Rate.

          (c) All computations of interest hereunder at the Effective Federal Funds Rate pursuant to this Article II shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest hereunder at the LIBOR Rate (plus the Applicable Margin) pursuant to this Article II shall be made by the Agent on the basis of a year of 360 days (but if a 360 day calculation would result in a rate in excess of the Highest Lawful Rate, then based on a year of 365 or 366 days, as the case may be), in each case (whether for a LIBOR Rate Advance or an Effective Federal Funds Rate Advance) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          SECTION  2.07.          Additional  Interest on LIBOR Rate Advances.
                                  -------------------------------------------
Subject to Section 10.09 hereof, the Borrower shall pay to each Bank, at such time as and so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Advance of such Bank during such periods as such Advance is a LIBOR Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for such Interest Period for such LIBOR Rate Advance from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Advance pursuant to Section 2.06(a) hereof. Such additional interest shall be determined by such Bank (subject to Section 10.09) and notified to the Borrower through the Agent, and each such notification shall be conclusive absent manifest error.

          SECTION  2.08.      Interest Rate Determination and Protection.  (a)
                              ------------------------------------------
The rate of interest for each LIBOR Rate Advance specified in a Notice of Borrowing or a Notice of Interest Conversion, shall be determined by the Agent two (2) Business Days before the first day of the Interest Period applicable for such Advance. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of
Section 2.06(a) hereof, and each such determination by the Agent shall be conclusive, absent manifest error.

          (b) If, with respect to any LIBOR Rate Advances, the Majority Banks notify the Agent that the LIBOR Rate (plus the Applicable Margin) for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective LIBOR Rate Advances for such Interest Period, the Agent shall forthwith promptly so notify the Borrower and the Banks, whereupon;

     (i) each LIBOR Rate Advance, which has been effected, will automatically, on the last day of the then existing Interest Period therefor, convert into an Effective Federal Funds Rate Advance, and

     (ii) the obligation of the Banks to make, or to convert Advances into, LIBOR Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

          (c) If the Borrower shall fail to deliver to the Agent a Notice of Interest Conversion in accordance with Section 2.09 hereof or to select the duration of any subsequent Interest Period for the principal amount outstanding under any LIBOR Rate Advance prior to the last day of the Interest Period applicable to such Advance, the Agent will forthwith so notify the Borrower and the Banks, and such Advances will automatically, on the last day of the then existing Interest Period therefor, convert into LIBOR Rate Advances at the LIBOR Rate in effect two Business Days prior to such date for an Interest Period of one month, plus the Applicable Margin.

          (d) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank to perform its obligations hereunder to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances hereunder, (i) the obligation of such Bank to make, or to convert Advances into, LIBOR Rate Advances shall be suspended until such Bank shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all LIBOR Rate Advances of such affected Bank then outstanding, unless the Borrower, within two (2) Business Days of notice from the Agent, converts all LIBOR Rate Advances of such Bank then outstanding into Effective Federal Funds Rate Advances in accordance with Section 2.09.

          SECTION  2.09.       Voluntary Interest Conversion of Advances.  The
                               -----------------------------------------
Borrower may on any Business Day prior to the Termination Date, upon the Borrower's written notice in the form set forth as Exhibit 2.09 attached hereto ("Notice of Interest Conversion"), or oral notice (containing the
          --------------------------------
information requested in a Notice of Interest Conversion) given to the Agent not later than 10:00 A.M. (Houston, Texas time) on the third (3rd) Business
Day prior to the date of the proposed interest conversion in the case of a LIBOR Rate Advance, (i) convert all such LIBOR Rate Advances into an Effective Federal Funds Rate Advances or (ii) convert all LIBOR Rate Advances for a specified Interest Period into LIBOR Rate Advances for a different Interest Period; provided however, with respect to any oral Notice of Interest
         --------
Conversion, the Borrower shall promptly confirm such notice in writing; provided further that, any conversion of any LIBOR Rate Advances into an
      --
Effective Federal Funds Rate Advance or a different Interest Period shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advances (unless the provisions of Sections 2.07, 2.08(d) or 3.04 apply), and; provided further that the Borrower may convert an Advance into an Effective Federal Funds Rate Advance only if (i) the Borrower has been notified in accordance with Section 2.08(b) or (d) that a LIBOR Rate Advance is not available at such time to the Borrower or if (ii) additional interest becomes due under Section 2.07, or additional amounts become due under Section 3.04. Each such Notice of Interest Conversion shall specify therein (i) the requested date of such interest conversion, (ii) the Advances to be converted and (iii) if such interest conversion is into Advances constituting LIBOR Rate Advances, the duration of the Interest Period for each such Advance. The Agent shall promptly deliver a copy of each Notice of Interest Conversion to each Bank. Each Notice of Interest Conversion shall be irrevocable and binding on the Borrower.

          SECTION  2.10.       Funding Losses Relating to LIBOR Rate Advances.
                               ----------------------------------------------
(a) If any payment of principal of, or interest conversion of, any LIBOR Rate Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a conversion pursuant to Section 2.09, or a payment pursuant to Sections 3.02, 3.03, or acceleration of the maturity of any Note in accordance with the terms hereof, or for any other reason, the Borrower shall, upon demand by the Agent or any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs, or expenses which it may reasonably incur as a result of such payment or interest conversion, including, without limitation, any loss, cost, or expense incurred by reason of the liquidation or reemployment of the amounts so prepaid or of deposits or other funds acquired by such Bank to fund or maintain such Advance. Each Bank requesting compensation under this Section 2.10 shall deliver to the Borrower (with a copy to the Agent) a certificate of such Bank setting forth the calculation of such amounts with reasonable specificity and such certificate shall be conclusive, absent manifest error.

          (b) IN THE CASE OF ANY BORROWING, THE BORROWER SHALL INDEMNIFY EACH BANK AGAINST ANY LOSS, COST, OR EXPENSE INCURRED BY SUCH BANK AS A RESULT OF ANY FAILURE OF THE BORROWER TO FULFILL ON OR BEFORE THE DATE SPECIFIED IN A NOTICE OF BORROWING THE APPLICABLE CONDITIONS SET FORTH IN ARTICLE IV, INCLUDING, WITHOUT LIMITATION, ANY LOSS, COST, OR EXPENSE INCURRED BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF THE AMOUNTS SO PREPAID OR OF DEPOSITS OR OTHER FUNDS ACQUIRED BY SUCH BANK TO FUND THE ADVANCE TO BE MADE BY SUCH BANK AS PART OF SUCH BORROWING WHEN SUCH ADVANCE, AS A RESULT OF SUCH FAILURE, IS NOT MADE ON SUCH DATE.

          (c) Any Bank demanding payment under this Section 2.10 shall deliver to the Borrower and the Agent a statement reasonably setting forth the amount and manner of determining such loss, cost, or expense, which statement shall be conclusive and binding for all purposes, absent manifest error.

          SECTION  2.11.          Extension  of  Commitments.  The Commitments
                                  --------------------------
(including the Letter of Credit Commitments) shall terminate on November 21, 1999, unless on a Business Day which is at least ninety (90) days (but no more than one hundred fifty (150) days) prior to the applicable Annual Date, the Agent shall have received notice in writing from the Borrower of its desire to extend the Revolving Credit Termination Date to a date which is the anniversary of such then current Revolving Credit Termination Date in the year immediately succeeding the year in which the Revolving Credit Termination Date is then scheduled to occur, and upon consent in writing given to the Agent and the Borrower by each Bank on or prior to a date which is thirty (30) days before the applicable Annual Date (such period ending on such date, the "Consent Period"), the Revolving Credit Termination Date shall be extended to
 ---------------
such requested date, whereupon the Commitments (including the Letter of Credit Commitments) shall continue in force and effect until such new Revolving Credit Termination Date, on the terms and conditions set forth in this Agreement, as hereafter amended from time to time. If any Bank does not consent to the extension of the Revolving Credit Termination Date pursuant to this Section 2.11 (which determination shall be made by each Bank in its sole discretion), all of the Commitments (including the Letter of Credit
Commitments) shall terminate on the Revolving Credit Termination Date in effect prior to the request for extension; provided that, notwithstanding the foregoing, the Borrower may, at its option, upon notice to the Agent in accordance with the provisions of Section 2.01(c), elect to have the principal amount of Advances outstanding as of the Revolving Credit Termination Date converted into a Term Loan, in accordance with the provisions of Section
2.01(c)    hereof.


                                  ARTICLE III

                            PAYMENTS, PREPAYMENTS,
                           INCREASED COSTS AND TAXES

          SECTION 3.01.     Payments and Computations.  (a) The Borrower shall
                            -------------------------
make each payment under this Agreement and under the Notes or in connection with the Letters of Credit not later than 10:00 A.M. (Houston time) on the day when due in U.S. dollars to the Agent at its address referred to in Section
10.02  in  immediately  available  funds.   The Agent will promptly thereafter
cause to be distributed like funds relating to the payment of principal or interest or commitment fees (to the extent received by the Agent) ratably to the Banks, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Agent) to such Bank in each case to be applied in accordance with the terms of this Agreement.

          (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided however, if such extension would cause payment of interest on or principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day; further provided that, the foregoing shall not obligate the Borrower to pay amounts under Section 2.10.

          (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the lesser of (i) the Federal Funds Rate or (ii) the Highest Lawful Rate.

          (d) Notwithstanding anything in this Agreement to the contrary, proceeds of amounts paid to the Issuing Bank for reimbursement of a drawing under a Special Letter of Credit or a Bond Support Letter of Credit honored by the Issuing Bank shall be promptly thereafter distributed by the Agent to each Bank in accordance with such Bank's Pro Rata Percentage interest in such Special Letter of Credit or Bond Support Letter of Credit, as the case may be, for reduction of principal or interest outstanding, as the case may be, with respect to such Bank's participation in such drawing.

          SECTION  3.02.      Voluntary Prepayments.  Subject to Section 2.10,
                              ---------------------
the Borrower may, upon notice delivered to the Agent prior to 11:00 A.M. (Houston, Texas time) on any Business Day prior to the Termination Date stating the aggregate principal amount of the prepayment and the Advances to be prepaid, prepay the outstanding principal amounts of such Advances comprising part of the same Borrowing in whole or ratably in part, provided
                                                                      --------
however, that all such prepayments shall be made without premium or penalty thereon; and provided further that, losses incurred by any Bank under Section
              --------
2.10 shall be payable with respect to each such prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice. Partial prepayments with respect to any Advance shall be in an aggregate principal amount equal to the lesser of (a) $1,000,000 or in greater integral multiples of $1,000,000, or (b) the aggregate principal amount of Advances of such Banks outstanding. In the event that the Borrower fails to notify the Agent as to which Advance is to be prepaid, the partial prepayments shall be applied in the order of the next succeeding expiration of outstanding Interest Periods.

          SECTION 3.03.     Mandatory Prepayments.  (a) Within the time period
                            ---------------------
specified in Section 7.04, the Borrower shall deliver to the Agent, as a prepayment on the Notes, an amount equal to the Adjusted Net Proceeds of a disposition of Real Property of the Borrower or any Subsidiary permitted under
Section 7.04. Upon receipt of such amount, the Agent shall promptly deliver to each Bank, to the extent required under Section 7.04, its Pro Rata Percentage of such prepayment. Upon the date on which a prepayment is required under Section 7.04, the Commitment of each Bank shall be permanently reduced in an amount equal to such Bank's Pro Rata Percentage of such Adjusted Net Proceeds.

          (b) If at any time the sum of (i) the principal balance outstanding on the Notes, and (ii) the aggregate undrawn face amount of Letters of Credit issued and outstanding at such time, exceeds the Total Commitment then in effect, the Borrower shall immediately pay to the Agent as a prepayment on the Notes for the ratable account of each Bank the amount of such excess.

          (c) Together with principal payments on the Term Loan required to be made in accordance with Section 2.01(c)(ii) hereof, Borrower shall deliver to the Agent, as a prepayment on the Notes, on the Term Anniversary Date, an amount equal to 50% of the aggregate undrawn face amount of all Letters of Credit issued and outstanding on such date (calculated as of the Term Anniversary Date), and on each quarterly payment date thereafter, as described under Section 2.01(c)(ii) hereof, an amount equal to twelve and one-half percent (12 1/2%) of the aggregate undrawn face amount of all Letters of Credit issued and outstanding on such date (calculated as of the Term Anniversary Date) reduced by the respective quarter's L/C Credit. As used herein, the term "L/C Credit' means the sum of (i) the face amount of all Letters of Credit under which there has been no drawing (A) which, during the quarter in which the quarterly payment is due, have expired by their terms or
(B) for which, during such quarter, the original has been returned undrawn to the Issuing Bank, and (ii) the undrawn portion of any Letter of Credit under which there has been a partial drawing but (A) which, during the quarter in which the quarterly payment is due, has expired by its terms or (B) for which, during such quarter, the original has been returned to the Issuing Bank.

          SECTION  3.04.      Increased Costs; Capital Adequacy.  (a)  If, due
                              ---------------------------------
to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of LIBOR Rate Advances, included in the LIBOR Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Rate Advances (without duplication of payments made under Section 3.05 or any other provision of this Agreement), then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided that the Borrower shall only be liable for such additional costs incurred by such Bank for the period commencing thirty (30) days after the date of notice from such Bank to the Borrower of such additional amounts; and provided further, that subject to
Section 2.10, the Borrower may elect to convert outstanding LIBOR Rate Advances into Effective Federal Funds Rate Advances in accordance with Section 2.09.

          (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority, enacted after the date of this Agreement, or any new interpretation of an existing law, regulation, guideline or request (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment to lend hereunder and other commitments of this type, or its Letter of Credit Commitment, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances for such increased capital requirement; provided that the Borrower shall only be liable for such additional costs incurred by such Bank for the period commencing thirty (30) days after the date of notice from such Bank to the Borrower of such additional amounts; and provided further, that subject to Section 2.10, the Borrower may elect to convert outstanding LIBOR Rate Advances into Effective Federal Funds Rate Advances in accordance with Section 2.09.

          SECTION  3.05.     Taxes.  (a)  Any and all payments by the Borrower
                             -----
hereunder or under the Notes (including in respect of any Letter of Credit) shall be made, in accordance with Section 3.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank or any political subdivision thereof. If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (I) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes.

          (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.05 shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION  3.06.          Certificate  of  Bank.    Any Bank demanding
                                  ---------------------
compensation under Section 3.04 or 3.05 shall deliver to the Borrower and the Agent a statement reasonably setting forth the amount and manner of determining such loss, cost or expense, which statement shall be conclusive and binding for all purposes, absent manifest error.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

          SECTION  4.01.          Conditions Precedent to Initial Advances and
                                  --------------------------------------------
Issuance  of  Letters  of  Credit.    The  obligation of each Bank to make its
---------------------------------
initial Advance or of the Issuing Bank to issue any Letter of Credit on or after the date of this Agreement is subject to the condition precedent that the Agent shall have received (or the actions described below shall have occurred, as the case may be), the following, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

          (a) The Notes, duly executed by the Borrower and payable to the order of the Banks, respectively.
          (b)          This  Agreement,  duly  executed  by  the  Borrower.

          (c)          A  Guaranty  Agreement duly executed by each Guarantor.

          (d)        A certificate of the Secretary of the Borrower certifying
(i) the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which the Borrower is a party and the notices and other documents to be delivered by the Borrower pursuant to any such Loan Document; (ii) the Restated Declaration of Trust dated March 23, 1988, together with any amendments thereto, (the "Organizational Documents") of the
                                             ------------------------
Borrower as in effect on the date of such certification; and (iii) the resolutions of the Board of Trust Managers of the Borrower approving and authorizing the execution, delivery, and performance by the Borrower of each Loan Document to which the Borrower is a party, the notices and other documents to be delivered by the Borrower pursuant to any such Loan Document, and the transactions contemplated thereunder.

          (e)      A certificate of the Secretary of each Guarantor certifying
(i) the names and true signatures of the officers of such Guarantor authorized to sign each Loan Document to which such Guarantor is a party and the notices and other documents to be delivered by such Guarantor pursuant to any such Loan Document; (ii) the By-laws and Articles of Incorporation of such Guarantor as in effect on the date of such certification; and (iii) the resolutions of the Board of Directors of such Guarantor approving and authorizing the execution, delivery, and performance by such Guarantor of each Loan Document to which each such Guarantor is a party, the notices and other documents to be delivered by such Guarantor pursuant to any such Loan Document, and the transactions contemplated thereunder.

          (f) Subject to Section 6.08, certificates of appropriate officials as to the existence and good standing of each of the Borrower and each Guarantor in its jurisdiction of organization or incorporation, and any and all other jurisdictions where the Property owned or the business transacted by each of the Borrower and each Guarantor requires each of the Borrower and each Guarantor to be qualified therein and where the failure to be so qualified would have a material adverse effect on the business operations or financial condition of the Borrower and the Guarantors, taken as a whole.

          (g) A favorable opinion of Dow, Cogburn & Friedman, P.C., counsel for the Borrower and the Guarantors, in form and substance satisfactory to the Banks.

          (h) Payment to the Agent of all fees and expenses payable at Closing, including, without limitation, fees of counsel to the Agent and the Banks payable under Section 10.04.

          (i) Payment in full of all amounts outstanding and due and owing on the Closing Date by the Borrower or any Subsidiary, if any, under the Credit Agreement, dated November 22, 1994, as such agreement has been amended from time to time (the "Prior Credit Agreement"), by and between the
Borrower, the Agent and the Prior Banks, other than principal of the Prior Notes not otherwise paid to the Agent for the benefit of the Banks on the date of Closing and which is represented and evidenced by the new Notes issued hereunder pursuant to Section 2.02(c).

          (j) Such other documents and instruments with respect to the transactions contemplated hereby as the Agent may reasonably request.

          SECTION  4.02.          Conditions Precedent to Each Borrowing.  The
                                  --------------------------------------
obligation of each Bank to make an Advance under the Revolving Credit Loan or of the Issuing Bank to issue any Letter of Credit on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the Agent shall have received a Notice of Borrowing, or Letter of Credit Request, as the case may be, in accordance with the terms of this Agreement, and (b) the following statements shall be true and correct (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Request, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true and correct):

     (i) The representations and warranties contained in Article V of this Agreement are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing, and to the application of the proceeds therefrom, as though made on and as of such date, and

     (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes (or would constitute) a Default or an Event of Default.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to enter into this Agreement, the Borrower represents and warrants to the Banks (which representations and warranties will survive the delivery of any Note, the issuance of any Letter of Credit, the making of any Advance and the conversion of the Revolving Credit Loan into a Term Loan) that:

          SECTION  5.01.         Existence.  The Borrower (a) is a real estate
                                 ---------
investment trust duly organized under the Texas Real Estate Investment Trust Act, Tex. Rev. Civ. Stat. Ann. art. 6138A (Vernon 1986) (the "Act"), and in good standing under the Act and the laws of the State of Texas, (b) has the power to own its Property and to carry on its business as now conducted, and
(c) is duly qualified to do business and is in good standing in every jurisdiction where such qualification is necessary. Each Subsidiary of the Borrower (x) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (b) has the power to own its property and carry on its business as now conducted, and (I) is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is necessary, and where the failure to be so qualified or in good standing would have a material adverse effect on the business operations or financial condition of the Borrower and its
Subsidiaries, taken as a whole. The Subsidiaries of the Borrower, and the jurisdiction of organization of each such Subsidiary, are set forth on Exhibit
                                                                       -------
5.01  hereto.
----

          SECTION  5.02.      Financial Condition.  The Borrower has furnished
                              -------------------
the Bank with consolidated financial statements as at and for the twelve-month period ended December 31, 1995, accompanied by the opinion of Deloitte & Touche, and quarterly unaudited consolidated financial statements as at and for the three-month periods ending March 31, 1996, June 30, 1996, and September 30, 1996. These statements are true and correct and have been prepared in conformity with GAAP consistently followed throughout the periods involved. They fully and accurately reflect the financial condition of the Borrower and its Subsidiaries and the results of their operations as at the date and for the period indicated.

          SECTION  5.03.          Use  of Proceeds; Margin Stock.  Neither the
                                  ------------------------------
Borrower nor any Subsidiary owns any Margin Stock. The proceeds of the Loans shall be used for general trust purposes. None of the proceeds of Borrowings hereunder will be used for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of said Regulation U, as now in effect or as it may hereafter be amended. Neither the Borrower nor any Subsidiary nor any agent acting on its or their behalf has taken or will take any action which might cause this Agreement or any Advance to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect on the date of any Borrowing hereunder.

          SECTION  5.04.      Binding Obligations.  The Borrower has the power
                              -------------------
and authority under the Act to make and carry out this Agreement, to make the borrowings provided for herein, to execute and deliver the Notes, and to perform its obligations hereunder and under the Notes; and all such action has been duly authorized by all necessary proceedings on its part. Each
Subsidiary which is a party to a Guaranty Agreement has the power and authority to perform its obligations in accordance with the terms and conditions of the Guaranty Agreement to which it is a party, and all such action has been duly authorized by all necessary proceedings on its part. Each of this Agreement and the Notes have been duly and validly executed and delivered by the Borrower and constitute a valid and legally binding obligation of the Borrower enforceable in accordance with its terms, and the Guaranty Agreements have been duly executed and delivered by the Guarantors and constitute valid and legally binding obligations of each such Guarantor enforceable in accordance with the respective terms thereof and of this Agreement, except as limited by Debtor Laws.

          SECTION  5.05.        No Conflict or Resultant Lien.  The execution,
                                -----------------------------
delivery, and performance by the Borrower and each Subsidiary of each Loan Document to which it is a party, the Borrowings hereunder by the Borrower as contemplated herein, and the effectuation of the transactions contemplated by any Loan Document, do not and will not violate any provision of, or result in a default under, the Borrower's Organizational Documents, or the Articles of Incorporation or other charter documents or by-laws of any Subsidiary, or any material agreement to which the Borrower or such Subsidiary is a party, or Governmental Requirement to which the Borrower or such Subsidiary is subject, or result in the creation or imposition of any Lien upon any Property of the Borrower or such Subsidiary.

          SECTION  5.06.        Compliance with Other Agreements.  Neither the
                                --------------------------------
Borrower nor any Subsidiary is in default in any material respect under any Governmental Requirement. Neither the Borrower nor any Subsidiary is in default under any other agreement, which default could have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any Guarantor to perform its obligations under this Agreement or any other Loan Document to which it is a party.

          SECTION 5.07.     No Consent.  No authorization or approval or other
                            ----------
action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery, and performance by each of the Borrower or any Subsidiary of any Loan Document to which it is a party or the Borrowings hereunder, in each case as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document.

          SECTION  5.08.     Litigation.  Except as described on Exhibit 5.08,
                             ----------
attached hereto or as disclosed in any Compliance Certificate, there are no material actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, or the Properties of the Borrower or any Subsidiary.

          SECTION  5.09.        Taxes; Governmental Charges.  The Borrower and
                                ---------------------------
each Subsidiary has filed or caused to be filed all federal, state, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and payable, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP in the manner required by Section 6.04.

          SECTION  5.10.     Full Disclosure.  All information furnished by or
                             ---------------
on behalf of the Borrower or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated  hereby  is  true  and  accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no material fact relevant to this Agreement or the transactions contemplated by this Agreement known to the Borrower which has not been disclosed herein or in such other written documents, information or certificates furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

          SECTION  5.11.     Investment Company Act.  Neither the Borrower nor
                             ----------------------
any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION  5.12.      Compliance with Law.  Except as disclosed in any
                              -------------------
Compliance Certificate and approved by the Banks, the business and operations of the Borrower and each Subsidiary as conducted at all times have been and are in compliance in all material respects with all applicable Governmental Requirements.

          SECTION  5.13.      ERISA.  Each of the Borrower and each Subsidiary
                              -----
is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to each Plan, including the fiduciary provisions thereof, and each Plan is, and has been, maintained in material compliance with ERISA and, where applicable, the Code. Full payment when due has been made of all material amounts which the Borrower or any Subsidiary is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof. For purposes of this
Section 5.13, the term "material" shall mean a liability in excess of $10,000,000.

          SECTION  5.14.        No Default or Event of Default.  No Default or
                                ------------------------------
Event  of  Default  hereunder  has  occurred  and  is  continuing.

          SECTION  5.15.          Permits and Licenses.  All material permits,
                                  --------------------
licenses and other governmental authorizations necessary for the Borrower or any Subsidiary to carry on its business have been obtained and are in full force and effect and neither the Borrower nor any Subsidiary is in breach of the foregoing. Each of the Borrower and each Subsidiary owns or possesses adequate licenses or other valid rights to use United States trademarks, trade names, service marks, copyrights, patents and applications therefor which are necessary for the conduct of the business, operations or financial condition of the Borrower or such Subsidiary.

          SECTION  5.16.          Insurance.    Each  of the Borrower and each
                                  ---------
Subsidiary maintains insurance of such types as is usually carried by companies of established reputation engaged in the same or similar business and which are similarly situated with financially sound and reputable insurance companies and associations acceptable to the Agent, with a rating of at least A-, financial size category, Class VI as set forth in Best's Key
Rating Guide, published by A.M. Best Company, Inc., and in such amounts as such insurance is usually carried by similar businesses, and in any event, in compliance with the requirements of Section 6.03. If the rating of any insurance company or association is or becomes below the aforesaid minimum requirements, then Borrower and its Subsidiaries shall have 45 days to secure
(i) an appropriate reinsurance or other endorsement which will satisfy the aforesaid minimum standards, or (ii) secure replacement insurance coverage satisfying the aforesaid minimum standards.

          All representations and warranties in each Loan Document shall survive the delivery of the Notes, the making of any Advance and the conversion of the Revolving Credit Loan into a Term Loan, and shall continue for 366 days after the repayment of the Notes, the expiration or termination of, any Letter of Credit, and the termination of the Letter of Credit Commitment and the Commitments; any investigation at any time made by or on behalf of the Agent or any Bank shall not diminish any Bank's right to rely thereon.


                                  ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER

          So long as any Note shall remain unpaid or any Letter of Credit remains outstanding, or any Bank shall have any Commitment hereunder, the Borrower covenants and agrees that:

          SECTION  6.01.      Reporting and Notice Requirements.  The Borrower
                              ---------------------------------
will furnish to each Bank, with respect to items described in Subsections (a),
(b), (c) and (f), and to the Agent for delivery to the Banks, with respect to all other items:

     (a)      Quarterly Financial Statements.  As soon as available and in any
              ------------------------------
event within forty-five (45) days after the end of each fiscal quarter of the Borrower (excluding the fourth quarter), Financial Statements of the Borrower and its Subsidiaries as of the end of such quarter.

     (b)         Annual Financial Statements.  As soon as available and in any
                 ---------------------------
event within ninety (90) days after the end of each fiscal year of the Borrower, Financial Statements of the Borrower and its Subsidiaries for such fiscal year.

     (c)         Compliance Certificate.  Together with and at the time of the
                 ----------------------
delivery of any information required by Subsection (a) and Subsection (b) of this Section 6.01, a certificate (a "Compliance Certificate") substantially in the form of Exhibit 6.01(c), attached hereto, signed by a Responsible Officer,
(i) stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto; (ii) setting forth the credit rating assigned to the Borrower's senior-unsecured, long-term debt by S&P as of the date of the Compliance Certificate, and as of the date of delivery of such Financial Statements; and
(iii) setting forth with reasonable specificity such schedules, computations and other information as may be required to demonstrate that the Borrower is in compliance with its covenants in Sections 7.02, 7.03, 7.04, 7.07 and 7.13 hereof.

     (d)     Notice of Default.  Promptly after any Responsible Officer of the
             -----------------
Borrower knows or has reason to know that any Default or Event of Default has occurred, a written statement of a Responsible Officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto.

     (e)          Notice  of Litigation.  Together with and at the time of the
                  ---------------------
delivery of information required by Subsection (a) or (b), notice of any litigation, legal, administrative, or arbitral proceeding, investigation, or other action of any nature which involves a claim (or a series of related claims in the aggregate) for an amount equal to or exceeding $5,000,000, or, promptly after any Responsible Officer of the Borrower or any Subsidiary obtaining knowledge of the commencement thereof, notice of any litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature which involves the reasonable possibility, if adversely determined, in the judgment of the Borrower, of a judgment in excess of $1,000,000 which has not been stayed, or other liability, in each case which could have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any other Loan Document to which it is a party, and upon request by the Agent or any Bank, details regarding such litigation which are satisfactory to the Agent or such Bank.

     (f)     Securities Filings.  Promptly after the sending or filing thereof
             ------------------
and in any event within fifteen (15) days thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports (including each regular and periodic report, but without duplication of Financial Statements provided in accordance with Sections 6.01(a) and (b)) and each registration statement or prospectus which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange.

     (g)          ERISA  Notices.   The Borrower will and will cause its ERISA
                  --------------
Affiliates to obtain and deliver to the Agent, as soon as possible and in any event within 10 days from receipt, or if applicable, filing, copies of any reports, notices or filings which the Borrower or an ERISA Affiliate files with the Internal Revenue Service, PBGC or the United States Department of Labor with respect to an ERISA Event or which the Borrower or an ERISA Affiliate receives from such Governmental Authority relating to an ERISA Event, and copies of any notice, complaint or other documentation of any pending or threatened lawsuit or claim relating to any Plan or Multiemployer Plan which may have a material adverse effect on the Borrower or an ERISA Affiliate, taken as a whole.

     (h)     Rating Certificate.  Promptly upon the Borrower's knowledge of or
             ------------------
notification (i) by S&P or Moody's that the credit rating assigned to senior-unsecured, long-term debt of the Borrower by S&P or Moody's, as the case may be, has changed from the rating set forth in the most recent Compliance Certificate delivered in accordance with Section 6.01(c), or (ii) by any other nationally recognized rating agency that the Borrower's senior unsecured, long-term debt has been assigned a credit rating, or that subsequent to such assignment, such credit rating has been changed, the Borrower will notify the Agent in writing of the occurrence of such event, and if a notice has been received by the Borrower from S&P, Moody's or such other rating agency, shall provide to the Agent a copy of such notice (each such notice  provided  hereunder,  a  "Rating  Certificate").
                                  -------------------

     (i)          Other  Information.    Such other information respecting the
                  ------------------
condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

          SECTION  6.02.       Maintenance.  The Borrower will, and will cause
                               -----------
each of its Subsidiaries to, (a) at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a real estate investment trust under the Act or its corporate existence, as the case may be, and its rights and franchises, and comply with all governmental laws, rules, regulations or rulings with respect thereto; provided, however, that nothing contained in this Section 6.02 or any other provision of this Agreement shall (I) require the Borrower or any of its Subsidiaries to comply with any such governmental laws, rules, regulations or rulings, so long as the validity or applicability thereof shall be contested in good faith by appropriate proceedings and any such failure to comply could not reasonably be anticipated to have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole on a consolidated basis, or the ability of the Borrower or such Subsidiary to perform its obligations under this Agreement or any other Loan Document; or
(ii) require the Borrower or any of its Subsidiaries to maintain, preserve or renew any right or franchise not necessary or desirable in the conduct of its business as determined in good faith by Borrower's Trust Managers or Board of Directors, as the case may be, and (b) except for planned demolition of Real Property or Property subject to a direct financing lease (as reflected on the Financial Statements), for the purpose of increasing its ultimate value, at all times maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its Property in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time, will make or cause to be made all repairs, renewals, replacements, extensions, additions, betterments and improvements to its Property as are appropriate, so that (I) each of the Borrower and its Subsidiaries maintains its current line of business and (ii) the business carried on in connection therewith may be conducted properly and efficiently at all times.

          SECTION 6.03.     Insurance.  The Borrower will, and will cause each
                            ---------
of its Subsidiaries to, keep its Property insured against loss or damage by fire and other hazards with extended coverage and as is otherwise usually carried by companies of established reputation engaged in the same or similar business which are similarly situated, and in such amounts as such insurance is usually carried by such similar businesses. Such policy or policies shall be satisfactory in form and substance to the Banks, with the premiums thereon fully paid in advance, issued by and binding upon financially sound and reputable insurance companies and associations acceptable to the Agent, with a rating of at least A-, financial size category, Class VI as set forth in Best's Key Rating Guide, published by A.M. Best Company, Inc., and providing for at least fifteen (15) days written notice to the Agent of cancellation, failure to renew or other material change in such policy or policies. If the rating of any insurance company or association is or becomes below the aforesaid minimum requirements, then Borrower and its Subsidiaries shall have 45 days to secure (i) an appropriate reinsurance or other endorsement which will satisfy the aforesaid minimum standards, or (ii) secure replacement insurance coverage satisfying the aforesaid minimum standards.

          SECTION  6.04.       Taxes and Other Claims.  The Borrower will, and
                               ----------------------
will cause each of its Subsidiaries to, duly pay and discharge, as the same become due and payable, all of its taxes (including without limitation all federal and state income taxes, ad valorem taxes, sales taxes, use taxes, occupational taxes, franchise taxes, withholding taxes, severance taxes, excise taxes and manufacturing taxes) and assessments, and all claims and charges of any Governmental Authority or any other Person levied or imposed, or which if unpaid might become a Lien or charge, upon the franchises, assets, earnings or businesses of the Borrower or any of its Subsidiaries, as the case may be; provided, however, that nothing contained in this Section 6.04 shall require the Borrower or any of its Subsidiaries to pay any such tax, assessment, charge or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or any such Subsidiary shall set aside on its books adequate reserves with respect thereto if required by GAAP.

          SECTION  6.05.          Right of Inspection.  From time to time upon
                                  -------------------
reasonable notice to the Borrower, the Borrower will, and will cause each Subsidiary to, permit any officer, or employee of, or agent designated by, the Agent or any Bank to visit and inspect any of the Properties of the Borrower or any Subsidiary, examine the Borrower's or such Subsidiary's corporate books or financial records, take copies and extracts therefrom, and discuss the affairs, finances, and accounts of the Borrower or any Subsidiary with the Borrower's or such Subsidiary's officers or certified public accountants, all
as  often  as    the  Agent  or  any  Bank  may  reasonably  desire.

          SECTION 6.06.     Guarantees of Subsidiaries.  In the event that the
                            --------------------------
Borrower shall at any time acquire or create a new Subsidiary all of the stock of which is 100% owned by the Borrower, the Borrower shall immediately cause such Subsidiary to provide to the Agent for the benefit of the Banks a guaranty of the obligations of the Borrower under this Agreement which shall be in the form attached hereto as Exhibit 1.01-A; provided that, it shall not
                                   --------------
constitute a Default hereunder if such new Subsidiary does not provide such Guaranty Agreement until the date required for delivery of the Compliance Certificate in accordance with Section 6.01(c). It is agreed and understood that the obligation of the Borrower under this Section6.06 to cause any such Subsidiary to provide to the Agent for the benefit of the Banks a guaranty is a condition precedent to the making of the Advances pursuant to this Agreement and that the entry into this Agreement by the Banks constitutes good and adequate consideration for the provision of such guaranty.

          SECTION  6.07.     Compliance with Law.  The Borrower will, and will
                             -------------------
cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and rulings of all Governmental Authority having jurisdiction in respect of the conduct of its business and the ownership of its Property.

          SECTION  6.08.       Delivery of Certain Certificates.  The Borrower
                               --------------------------------
agrees that to the extent it was unable to provide certificates required under
Section 4.01(f) on or before the Closing Date for any Subsidiary, after using its best efforts to obtain the same, all such certificates shall be provided to the Agent, on behalf of the Banks, on or before the forty-fifth (45th) day after the Closing Date.


                                  ARTICLE VII

                              NEGATIVE COVENANTS

          So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower covenants and agrees that:

          SECTION  7.01.     Liens, Etc.  The Borrower will not grant, permit,
                             ----------
create or suffer to exist, and will not permit any Subsidiary to grant, permit, create or suffer to exist, any Lien, upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

     (a)          Permitted  Liens;  or

     (b) Liens which do not violate the covenants contained in Section 7.02(b) hereof.

          SECTION  7.02.          Limitations  on Incurrence of Debt.  (a) The
                                  ----------------------------------
Borrower will not, and will not permit any Subsidiary to, incur any Debt if prior to incurrence of such Debt, but after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Borrower and its Subsidiaries is greater than 60% of the Total Assets, determined as at the last day of the most recent preceding calendar year or calendar quarter, as the case may be, as reflected in the Financial Statements of the Borrower most recently provided under Sections 6.01(a) or (b).

          (b) The Borrower will not, and will not permit any Subsidiary to, incur any Debt secured by any Lien upon any Property of the Borrower or any Subsidiary if, prior to incurrence of such Debt, but after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Borrower and its Subsidiaries which is secured by a Lien on Property of the Borrower or any Subsidiary is greater than 40% of Total Assets, determined as at the last day of the most recent preceding calendar year or calendar quarter, as the case may be, as reflected in Financial Statements of the Borrower most recently provided under Sections 6.01(a) or (b).

          (c) For purposes of this Section 7.02, the term (i) "Total Assets" does not include securities issued or unconditionally guaranteed by the United States government or an agency thereof or by the Federal National Mortgage Association which secure a repurchase agreement with a financial institution, entered into in the ordinary course of business by the Borrower or any Subsidiary, and (ii) "Debt" does not include obligations under any such repurchase agreement or indebtedness of the Borrower or any Subsidiary owed to a financial institution, which is secured by governmental securities described in clause (i) hereof, owned by the Borrower or such Subsidiary, entered into in the ordinary course of business (a "reverse repurchase agreement"), provided that in the case of transactions described in clauses (i) and (ii) hereof, the market value of such governmental securities is at all times equal at least to the principal amount of such repurchase agreement or reverse repurchase agreement.

          SECTION  7.03.      Unimproved Real Property.  The Borrower will not
                              ------------------------
permit Unimproved Real Property to exceed 12.5% of Undepreciated Real Estate Assets.

          SECTION  7.04.      Sale or Other Disposition of Real Property.  The
                              ------------------------------------------
Borrower will not, and will not permit its Subsidiaries to, sell, dispose of or otherwise transfer (including, without limitation, a sale-leaseback) (i) Real Property of the Borrower or any Subsidiary with an aggregate book value in any twelve-month period, ending on the last day of the month in which such disposition occurs (or if shorter, for the period from the Closing Date to such day), for all such dispositions (after giving effect to such disposition), greater than 10% of the Undepreciated Real Estate Assets as of the last day of the preceding calendar quarter, or (ii) Real Property of the Borrower or any Subsidiary with a cumulative aggregate book value in any thirty-six month period, ending on the last day of the month in which such disposition occurs (or if shorter, for the period from the Closing Date to such day), for all such dispositions (after giving effect to such disposition) greater than 15% of the Undepreciated Real Estate Assets as of the last day of the preceding calendar quarter, unless, on the date on which the next Compliance Certificate is required to be delivered in accordance with Section 6.01(c), the Borrower shall have delivered to the Agent the excess of Net Proceeds of such disposition over such applicable percentage amounts of the Undepreciated Real Estate Assets, respectively (herein referred to as the "Adjusted Net Proceeds") as a prepayment on the Notes, in accordance with
Section 3.03. For purposes of this Section 7.04, neither a lease of property (nor the existence of a financing lease) nor creation of a Lien on such property in the ordinary course of business, shall be deemed to be a disposition of such property.

          SECTION  7.05.         Mergers; Consolidations.  Except as permitted
                                 -----------------------
under Section 7.06(f), the Borrower will not, and will not permit any Subsidiary to, merge or consolidate with or into any other Person, or convey, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired); provided that (a) subject to the limitations of Section
                       --------
7.06(f), the Borrower may merge or consolidate with or into, or acquire all or substantially all of the assets or capital stock of any other Person, so long as the Borrower is the survivor thereof, and (b) any Subsidiary may merge or consolidate with or into, or acquire all or substantially all of the assets or capital stock of, (i) any other Subsidiary, so long as, if either such Subsidiary is a Guarantor, a Guarantor is the survivor thereof, and (ii) subject to the limitations of Section 7.06(f), any other Person (other than the Borrower), so long as a Subsidiary is the survivor thereof, and (c) any Subsidiary may merge into or transfer all or substantially all of its assets to the Borrower, so long as the Borrower is the survivor thereof, if prior to and after giving effect thereto, in the case of clauses (a), (b) and (c) no Default or Event of Default has occurred or would exist (expressly including, without limitation, under Section 7.06(f)).

          SECTION  7.06.        Investments, Loans, and Advances.  Without the
                                --------------------------------
consent of the Banks, the Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investment, endorse, or otherwise be or become contingently liable, directly or indirectly, in connection with the stock or other securities of, or purchase, or acquire any stock or securities of, or any other interest in, any Person, except that:

     (a) the Borrower or any Subsidiary may permit to remain outstanding Investments existing on the date hereof;

     (b) the Borrower or any Subsidiary may acquire and own capital stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

     (c) the Borrower or any Subsidiary may own, purchase, or acquire Cash Equivalents;

     (d) the Borrower and any Subsidiary may make intercompany loans and advances which are permitted under Section 7.08 hereof, and (subject to Section 6.06) may form Subsidiaries, the capital stock of which is 100% owned by the Borrower or a Guarantor;

     (e)       the transactions permitted under Subsection (a), (b) and (c) of
Section  7.05  are  permissible;

     (f) the Borrower or any Subsidiary may (I) acquire the capital stock of a Person without the consent of the Banks, so long as (A) the aggregate purchase price, or cost, of such stock received in exchange for Capital Shares or any asset of the Borrower or a Subsidiary (measured by the value of such Capital Shares or asset of the Borrower or such Subsidiary given in exchange therefor) does not exceed, in the aggregate for any successive twelve (12) month period for all such transactions (or series of related transactions) an amount equal to one-third (33 1/3%) of Total Assets, determined as of the last day of the preceding calendar quarter, or (B) if all or a part of such purchase price is paid in cash, the cash portion of the purchase price does not exceed, in the aggregate for any successive twelve (12) month period for all such transactions (or series of related transactions) an amount equal to ten percent (10%) of the Total Assets, determined as of the last day of the preceding calendar quarter, and (ii) acquire other Investments, (in addition to Investments permitted under subsections (a) through (e), or (f)(i), or (g), of this Section 7.06) so long as the aggregate purchase price, or cost, of such acquisition (measured by the value of such Capital Shares or any assets or promissory note of the Borrower or such Subsidiary, if any, given in exchange therefor, plus the cash portion thereof) does not exceed in the aggregate for any successive twelve (12) month period for all such transactions (or series of related transactions) an amount equal to ten percent (10%) of Total Assets, determined as of the last day of the preceding calendar quarter, and in the case of each of clause (i) or (ii), (w) such action does not result in the income of the Borrower being primarily attributable to loans secured by mortgages on Real Property, (x) if the acquisition results in ownership by the Borrower or any Subsidiary (whether beneficial or of record) of a majority of the voting stock of such Person or results in a merger or consolidation with the Borrower or such Subsidiary, then the board of directors of such Person shall have approved such transaction and such transaction shall not constitute a "hostile" acquisition with respect to such Person, (y) (except for Investments described under clause (ii) hereof) the business of such Person is substantially similar to the business conducted by the Borrower or such Subsidiary, or is primarily to hold Real Property, and such purchase or acquisition is made in the ordinary course of business, and (z) in any event, prior to and after giving effect to such purchase or acquisition, no Default or Event of Default has occurred or would exist; and

     (g) the Borrower and any Subsidiary may purchase or acquire directly or indirectly, through partnerships, joint ventures or otherwise, title to Real Property (expressly including, for purposes of this Section 7.06, without limitation, "direct financing leases," reflected as such on the Financial Statements).

          SECTION  7.07.     Coverage Ratio.  The Borrower will not permit the
                             --------------
ratio of (i) Funds From Operations, to (ii) the Annual Service Charge, determined as of the last day of each fiscal quarter for the four (4) successive quarterly accounting periods ending on such date (the "Coverage Ratio") to be less than 2.5 to 1.0.

          SECTION  7.08.      Transactions with Affiliates.  The Borrower will
                              ----------------------------
not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction, or modify any existing transaction, with any Affiliate (including, without limitation, any transaction involving the payment of management fees or directors' fees to any Affiliate), except for transactions (including any loans or advances by or to any Affiliate otherwise in compliance under this Agreement) in good faith, the terms of which are fair and reasonable to the Borrower or such Subsidiary, and are at least as favorable as the terms which could be obtained by the Borrower or such Subsidiary in a comparable transaction made on an arm's-length basis between unaffiliated parties.

          SECTION  7.09.       Change of Business.  The Borrower will not, and
                               ------------------
will not permit any Subsidiary to, make any material change in the nature of the business conducted by the Borrower and its Subsidiaries taken as a whole and will at all times qualify for taxation as a Real Estate Investment Trust under the Code.

          SECTION  7.10.          Intentionally  Omitted

          SECTION  7.11.          Amendment  of Organizational Documents.  The
                                  --------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Banks, amend, alter or modify its Organizational Documents or articles of incorporation or other charter or bylaws, as the case may be, in such a manner as to (a) change its purpose or (b) restrict its powers in any manner.

          SECTION 7.12.     Guarantees.  "Guaranty" shall mean all obligations
                            ----------
not otherwise reflected on the balance sheet of the Borrower or any Subsidiary whereby the Borrower or such Subsidiary guarantees the performance of any joint venture or partnership or the payment or performance of any indebtedness, dividend or other obligation of any other Person (for purposes of this Section 7.12, the "Primary Obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement or covenant, contingent or otherwise:

     (i) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

(ii)          to  advance  or  supply  funds

     (A) for the purchase or payment of such indebtedness or obligation, or

     (B) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

     (iv) to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

Notwithstanding the above, and in any event, except for (i) Guaranties by the Borrower of indebtedness or obligations of any Subsidiary, or (ii) Guaranties of any Subsidiary of indebtedness or obligations of the Borrower, or (iii) the Guaranty by the Borrower of the obligations of the Dugas Partnership In Commendam in respect of the Series 1995 Lafayette Bonds and the Special Letter of Credit issued in connection therewith, neither the Borrower nor any Subsidiary shall enter into any Guaranty (other than checks deposited and/or endorsed in the ordinary course of business of the Borrower or any Subsidiary) unless (A) liability incurred by the Borrower or such Subsidiary under such Guaranty is secured and is for a Primary Obligor's indebtedness or other obligation, and (B) upon payment by the Borrower or such Subsidiary on account of (or in connection with) its obligations under the Guaranty or, after compliance with applicable foreclosure proceedings specified by law or otherwise agreed upon, the Borrower or such Subsidiary will become subrogated to the right, title and interests of the beneficiary of the Guaranty or of the Primary Obligor, to all Property securing such liability. By way of illustration, but not limitation: (x) in the case of a Guaranty of the obligations of a venturer or partner, the Guaranty shall be deemed secured if the Borrower or such Subsidiary is entitled (after compliance with applicable foreclosure proceedings specified by law or otherwise agreed upon) to such defaulting party's venture or partnership interest in case of a default of such venturer or partner; (y) in the case of the Guaranty of a lease, the Guaranty shall be deemed secured if the Borrower or such Subsidiary is entitled (after compliance with applicable foreclosure proceedings specified by law or otherwise agreed upon) to the leasehold estate in case of default by the tenant under such lease; and (z) in the case of the Guaranty of a secured promissory note, a Guaranty shall be deemed secured if the Borrower or such Subsidiary is entitled to purchase the note and the lien securing same, and to become subrogated to the rights of the previous payee on the Note in the case of default of the maker on such default.

          SECTION 7.13.     Assets Retained.  The Borrower will not permit the
                            ---------------
portion of Undepreciated Real Estate Assets which is subject to no Lien (other than a Permitted Lien) to be less than 150% of the aggregate principal amount outstanding at any time of Debt which is not secured by a Lien on Property of the Borrower or any Subsidiary.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

          SECTION 8.01.     Events of Default.  If any of the following events
                            -----------------
("Events  of  Default")  shall  occur:
  -------------------

     (a) The Borrower shall fail to pay principal of or interest on any Note or fees or other amounts due under any Note or this Agreement or, in connection with its reimbursement obligations under any Letter of Credit or any other Loan Document, when the same becomes due and payable; or

     (b) Any representation or warranty made by the Borrower (or any of its Responsible Officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (c)      The Borrower shall fail to perform or observe any term, covenant
or  agreement  contained  in  Sections  6.01(d),    6.06 or in Article VII; or

     (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than those set forth in (a), (b) and (c) above) on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the occurrence of such event; or

     (e) The Borrower shall fail to pay any principal of or premium or interest on any Debt (other than Non-Recourse Debt) which is outstanding in a principal amount greater than $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt outstanding in a principal amount greater than $10,000,000 (other than Non-Recourse Debt) and shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

     (f) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any final judgment or order for the payment of money which, individually or in the aggregate, shall be in excess of $1,000,000 at any time, shall be rendered against the Borrower or any of its Subsidiaries and remains unpaid for a period of 15 days, and a stay of execution thereof (whether by supersedeas bond or otherwise) shall not be in effect after entry thereof; or

     (h) With respect to any Plan, Multiemployer Plan or any other employee benefit plan within the meaning of Section 3(3) of ERISA, the Borrower or any ERISA Affiliate has incurred and fails to pay (or fund, as applicable) within the maximum time period permitted by law, a liability in excess of $10,000,000; or

     (i) An Event of Default (however defined) in that certain Master Swap Agreement between the Borrower and TCB dated as of January 29, 1992, as amended, or in any interest rate swap agreement issued thereunder, or any other interest rate protection agreement to which the Borrower or any Subsidiary is a party (the "Interest Rate Agreements"), shall have occurred at any time during which the Agent or any Bank is a counterparty thereunder; or

     (j) The Borrower shall be or become, in the reasonable judgment of the Agent or any Bank, a liquidating trust under the Internal Revenue Code of 1986, as amended;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Commitment (including the Revolving Credit Commitment, the Letter of Credit Commitment and the Term Commitment) of each Bank to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided however, that upon such
                                              --------
event the Borrower shall deliver to the Agent, for deposit into an interest bearing collateral account, readily available funds in an amount equal to the aggregate undrawn face amount of all Letters of Credit issued and outstanding at such time, as security for the obligations of the Borrower under such Letters of Credit; provided further that funds on deposit in such collateral account shall be returned to the Borrower periodically in an amount equal to amounts drawn under a Letter of Credit and reimbursed to the Banks by the Borrower from time to time, or upon expiration or termination otherwise of a Letter of Credit, without a draw outstanding, in the face amount of such Letter of Credit; provided further, that in the event of an entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the United States Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE IX

                                   THE AGENT

          SECTION  9.01.          Authorization  and Action.  Each Bank hereby
                                  -------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided however, that the Agent shall not be required to
                     --------
take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION  9.02.     Agent's Reliance, Etc.  Neither the Agent nor any
                             ----------------------
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may, subject to the provisions of Section 10.08 hereof, treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Bank party hereto, in form satisfactory to the Agent; (ii)may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION  9.03.          TCB  and  Affiliates.    With respect to its
                                  --------------------
Commitment, the Advances made by it and the Note issued to it, TCB shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include TCB in its individual capacity. TCB and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if TCB were not the Agent and without any duty to account therefor to the Banks.

          SECTION 9.04.     Bank Credit Decision.  Each Bank acknowledges that
                            --------------------
it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Sections 5.02 and 6.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under each Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of any Loan Document or to inspect the Properties or books of the Borrower or any Subsidiary. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

          SECTION  9.05.     Indemnification.  Notwithstanding anything to the
                             ---------------
contrary herein contained, the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of its taking or continuing to take any action. EACH BANK AGREES TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO SUCH BANK'S PRO RATA PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER ANY LOAN DOCUMENT IN ITS CAPACITY AS AGENT, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON BEING INDEMNIFIED; AND PROVIDED FURTHER, THAT IT IS THE INTENTION OF EACH BANK TO INDEMNIFY THE AGENT AGAINST THE CONSEQUENCES OF THE AGENT'S OWN NEGLIGENCE WHEN ACTING IN ITS CAPACITY AS AGENT, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, ACTIVE OR PASSIVE. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA PERCENTAGE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT IN ITS CAPACITY AS AGENT IN CONNECTION WITH THE PREPARATION, ADMINISTRATION, OR ENFORCEMENT OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, ANY LOAN DOCUMENT, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

          SECTION 9.06.     Successor Agent.  The Agent may resign at any time
                            ---------------
by giving written notice thereof to the Banks and the Borrower and may be removed at any time with cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having capital of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION  9.07.      Agent's Reliance.  The Borrower shall notify the
                              ----------------
Agent in writing of the names of its officers and employees authorized to request an Advance on behalf of the Borrower and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request an Advance on behalf of the Borrower until the Agent receives written notice from the Borrower to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, and, with respect to any oral request for an Advance, the Agent shall have no duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent or such Bank believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith.

          SECTION  9.08.      Defaults.  The Agent shall not be deemed to have
                              --------
knowledge of the occurrence of a Default (other than the nonpayment of principal of or interest hereunder or of any fees payable hereunder) unless the Agent has received notice from a Bank or the Borrower specifying such Default. In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks and to the Borrower (and shall give each Bank prompt notice of each such nonpayment); provided that, failure of the Agent to give notice to the Borrower hereunder shall in no event diminish the obligations of the Borrower hereunder. The Agent shall (subject to Section 8.01 and 9.01) take such action as may be expressly required hereunder with respect to such Default; provided that, unless and until the Agent shall have received the directions referred to in
Section 8.01, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION  10.01.      Amendments, Etc.  No amendment or waiver of any
                               ---------------
provision of this Agreement or the Notes or any Letter of Credit, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided
                                                                      --------
however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 4.02, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or the terms of any Letter of Credit, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the definition of "Pro Rata Percentage," the percentage of the Commitments or the aggregate unpaid principal amount of the Notes, or the number or percentage of Banks, which shall be required for the Banks or any of them to take any action hereunder,
(f)  amend  this  Section  10.01,  (g) alter any Guaranty Agreement or Section
6.06  hereof, or (h) amend Article VII hereof,  and provided, further, that no
                                                    --------
amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION  10.02.          Notices,  Etc.    All  notices  and  other
                                   -------------
communications provided for hereunder shall be in writing (including by telex or telefacsimile transmission) and shall be effective when actually delivered, or in the case of telex notice, when sent, and answerback is received, or in the case of telefacsimile transmission, when received and telephonically confirmed, addressed as follows: if to the Borrower, at its address at 2600 Citadel Plaza Drive, Houston, Texas 77018, Attention: Chief Executive Officer, with a copy to Dow, Cogburn & Friedman, P.C., 9 Greenway Plaza, Suite 2300, Houston, Texas 77046, Attention: Mr. Melvin Dow; if to any Bank, at its address specified opposite its name on the signature page hereof; and if to the Agent, at its address at 712 Main Street, Houston, Texas 77002, Attention:
Ms.  Catherine  Arnold;  with  a  copy  to  1111 Fannin, Houston, Texas 77002,
Attention: Manager, Loan Syndication Services; or, as to the Borrower, any Bank or the Agent, at such other address as shall be designated by such party in a written notice to the other parties.

          SECTION  10.03.      No Waiver; Remedies.  No failure on the part of
                               -------------------
any Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION  10.04.      Costs, Expenses and Taxes.  The Borrower agrees
                               -------------------------
to pay on demand all costs and expenses in connection with the preparation, execution, delivery, modification, waiver, and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and each Bank with respect thereto and with respect to advising the Agent and each Bank as to its rights and responsibilities under the Loan Documents; provided that, fees of counsel for the Agent and the Banks for work performed in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents on the Closing Date and all other work described in this sentence performed on or prior to the Closing Date (together with routine post-closing matters, such as preparation and delivery of closing packages), shall not exceed $_______________, plus expenses of such counsel incurred in connection therewith. In the event of the occurrence of a Default, the Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 10.04.

          SECTION  10.05.       Right of Set-off.  Upon (i) the occurrence and
                                ----------------
during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 8.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of
--------
such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          SECTION  10.06.         Sharing of Payments, Etc.  If any Bank shall
                                  ------------------------
obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Advance made by it (other than pursuant to Sections 2.07, 2.10, 3.04 or 3.05) in excess of its Pro Rata Percentage of payments on account of the Advances, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided however, that if all or any
                                          --------
portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

          SECTION  10.07.         Binding Effect.  This Agreement shall become
                                  --------------
effective when it shall have been executed by the Borrower, the Agent and the Banks (and a counterpart original has been delivered to the Agent, for itself and each Bank, and to the Borrower) when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

          SECTION  10.08.       Assignments and Participations.  (a) Each Bank
                                ------------------------------
may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Note held by it and any interest held by it in a Letter of Credit) to any financial institution (the "Assignee"); provided however, (i) prior to the
                               --------     --------
occurrence of an Event of Default, TCB shall not assign its rights and obligations hereunder without the consent of the Borrower, which will not be unreasonably withheld, if, after giving effect to such assignment, the Commitment of TCB would be reduced to less than $45,000,000, (ii) each assignment made hereunder shall equal or exceed the lesser of (A) $10,000,000 or (B) the remaining Commitment held by the Assigning Bank, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (with a copy to the Borrower), an Assignment and Acceptance Agreement in the form of Exhibit 10.08, attached hereto (the "Assignment and Acceptance"), together with any Note subject to
               --------------------------
such assignment. Upon such execution, delivery, acceptance, and recordation by the Agent of such Assignment and Acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date on which such Assignment and Acceptance is accepted by the Agent,
(A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, and (B) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

          (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Subsidiary or the performance or observance by the Borrower or any other Subsidiary of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the Financial Statements referred to in Section 5.02 and Section 6.01 and such other documents and
                  -------------      ------------
information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee, independently and without reliance upon the Agent, such assigning Bank, or any Bank and based on such documents and information as it shall deem appropriate at the time, will continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

          (c)          The  Agent shall maintain at its address referred to in
Section  10.02  a  copy  of  each  Assignment  and Acceptance delivered to and
     ---------
accepted  by  it and a register for the recordation of the names and addresses
     -
of the Banks and the Commitment of, and principal amount of the Borrowings owing to, each Bank from time to time (the "Register"). The entries in the
                                               --------
Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by the
Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank, together with any Note subject to such assignment, the Agent, if such Assignment and Acceptance has been completed and otherwise complies with Section 10.08(a), shall (I) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and
(iii) give prompt notice thereof to the Borrower. Simultaneously upon its receipt of such notice, the Borrower at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitments retained by it hereunder. The new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of
Exhibit  2.02(c).   Upon receipt by the Agent of each such new Note conforming
----------------
to the requirements set forth in the preceding sentences, the Agent shall return to the Borrower each such surrendered Note marked to show that each such surrendered Note has been replaced, renewed, and extended by such new Note.

          (e) Each Bank may sell participations to one or more financial institutions in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Notes held by it), and no such sale of a participation shall reduce such Bank's obligations to the Borrower hereunder.

          SECTION  10.09.        Limitation on Agreements.  (a) All agreements
                                 ------------------------
between the Borrower, the Agent, or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, the Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such documents at the time performance of such provision shall be due or at any other time shall involve exceeding the amount permitted to be contracted for, taken, reserved, charged or received by the Agent or any Bank under applicable usury law, then, ipso facto, the obligation to be
                                             ----  -----
fulfilled or complied with shall be reduced to the limit prescribed by such applicable usury law, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Note or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan
Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any Note and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of any Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of any Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of any Note shall not reduce the rate of interest which accrues on the outstanding principal balance of any Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 10.09 shall control and
                                               -------------
supersede  every  other  provision  of  all  Loan  Documents.

          (b) The Banks and the Borrower agree that (i) if Article 1.04, Subtitle 1, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, is applicable to the determination of the Highest Lawful Rate, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply, provided that, to the extent permitted by such Article,
                       --------
the Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Advances; and (ii) the provisions of Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or any Note.

          SECTION  10.10.        Severability.  In case any one or more of the
                                 ------------
provisions contained in any Loan Document to which the Borrower is a party or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby. Each covenant contained in any Loan Document to which the Borrower is a party shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained therein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          SECTION  10.11.         Governing Law.  This Agreement and the Notes
                                  -------------
shall be governed by, and construed in accordance with, the laws of the State of Texas.

          SECTION  10.12.          SUBMISSION  TO  JURISDICTION; WAIVERS.  THE
                                   -------------------------------------
BORROWER  IRREVOCABLY  AND  UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT IN HARRIS COUNTY, TEXAS, OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, POSTAGE PREPAID) TO ITS ADDRESS SET FORTH IN SECTION 10.02 HEREOF OR TO SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING BY THE BORROWER PURSUANT TO SECTION 10.02.

          SECTION 10.13.     Execution in Counterparts.  This Agreement may be
                             -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION  10.14.          Liability of Borrower.  With respect to the
                                   ---------------------
incurrence of certain liabilities hereunder and the making of certain agreements by the Borrower as herein stated, such incurrence of liabilities and such agreements shall be binding upon the Borrower only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as it is amended from time to time), and only upon the assets of such Borrower. No Trust Manager or officer or holder of any beneficial interest in the Borrower shall have any personal liability for the payment of any indebtedness or other liabilities incurred by the Borrower hereunder or for the performance of any agreements made by the Borrower hereunder, nor for any other act, omission or obligation incurred by the Borrower or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.


          SECTION  10.15.        FINAL AGREEMENT.  THIS WRITTEN AGREEMENT, THE
                                 ---------------
GUARANTY, THE NOTES AND THE LETTERS OF CREDIT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   WEINGARTEN  REALTY  INVESTORS,
                                   Borrower


                                   By:  /S/ BILL ROBERTSON
                                            Bill Robertson
                                       Title: Executive VP/CFO
                                              ______________________________

Commitment:  $60,000,000           TEXAS COMMERCE BANK
----------
                                     NATIONAL  ASSOCIATION,
                                     in its individual capacity and as Agent



                                   By:  /S/ CATERHINE A. ARNOLD
                                            Catherine A. Arnold
                                       Title: Managing Director and Senior
                                              ______________________________
                                              Vice President
                                              ______________________________


Address:                                        NATIONSBANK OF TEXAS, N.A., as
-------
700  Louisiana,  5th  Floor                   Documentary Agent, and as a Bank
Houston,  Texas  77002
Attention:  Real  Estate  Loan  Administration
                                   By: /S/ CYNTHIA SANFORD
                                            Cynthia Sanford
Commitment:  $60,000,000               Title: Senior Vice President
---------                                     ______________________________

Address:                                   COMMERZBANK, A.G., as Co-Agent, and
-------
                                           as  a  Bank
1230  Peachtree  Street,  N.E.
Suite  3500
Atlanta,  Georgia  30309           By: /S/  A. BREMER          /S/ D. SUTTLES
                                            A. Bremer              D. Suttles
                                    Title: Sen. Vice President  Vice President
Commitment:  $40,000,000
----------


Address:                                                           SIGNET BANK
-------

7799  Leesburg  Pike
4th  Floor
Falls  Church,  Virginia  22043
                                     By: /S/ ERIK LAWRENCE
                                             Erik Lawrence
Commitment:  $  25,000,000            Title: Senior Vice President
-----------



Address:                                            THE SUMITOMO BANK, LIMITED
-------

233  South  Wacker
Suite  4800
Chicago,  Illinois  60606
Attention:  Tom  Batterham            By:
                                       Title: Joint General Manager
Commitment:  $15,000,000
----------